Exhibit 1.1

FLEETCOR TECHNOLOGIES, INC.

[                ] Shares of Common Stock

Underwriting Agreement

[                 ], 2010

J.P. Morgan Securities LLC

Goldman, Sachs & Co.

As Representatives of the

several Underwriters listed

in Schedule 1 hereto

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, New York 10179

and

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

FleetCor Technologies, Inc., a Delaware corporation (the “Company”), proposes to issue and sell to the several Underwriters listed in Schedule 1 hereto (the “Underwriters”), for whom you are acting as representatives (the “Representatives”), an aggregate of [                ] shares of Common Stock, par value $0.001 per share, of the Company, and certain stockholders of the Company named in Schedule 2 hereto (the “Selling Stockholders”) propose to sell to the several Underwriters an aggregate of [                ] shares of Common Stock of the Company (collectively, the “Underwritten Shares”). In addition, the Selling Stockholders propose to sell, at the option of the Underwriters, up to an additional [                ] shares of Common Stock of the Company (the “Option Shares”). The Underwritten Shares and the Option Shares are herein referred to as the “Shares”. The shares of Common Stock of the Company to be outstanding, after giving effect to (a) the conversion of (i) all outstanding shares of the Company’s Series D-1 Convertible Preferred Stock (the “Series D-1 Preferred Stock”), par value $0.001 per share, (ii) all outstanding shares of the Company’s Series D-2 Convertible Preferred Stock (the “Series D-2 Preferred Stock”), par value $0.001 per share, (iii) all outstanding shares of the Company’s Series D-3 Convertible Preferred Stock (the “Series D-3 Preferred Stock”), par value $0.001 per share, (iv) all outstanding shares of the Company’s Series D-4 Convertible Preferred Stock (the “Series D-4 Preferred Stock”), par value $0.001 per share, and (v) all outstanding shares of the Company’s Series E Convertible Preferred Stock (the “Series E Preferred Stock”), par value $0.001 per share (the Series D-1 Preferred Stock, the Series D-2 Preferred Stock, the Series D-3 Preferred Stock, the Series D-4 Preferred Stock and the Series E Preferred Stock, collectively referred to as the “Convertible Preferred Stock”), collectively, into [                ] shares of Common Stock of the Company and (b) the sale of the Shares, are referred to herein as the “Stock”.

The Company and the Selling Stockholders hereby confirm their agreement with the several Underwriters concerning the purchase and sale of the Shares, as follows:

1. Registration Statement. The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Securities Act”), a registration statement (File No. 333-166092), including a prospectus, relating to the Shares. Such registration statement, as amended at the time it became effective, including the information, if any, deemed pursuant to Rule 430A, 430B or 430C under the Securities Act to be part of the registration statement at the time of its effectiveness (“Rule 430 Information”), is referred to herein as the “Registration Statement”; and as used herein, the term “Preliminary Prospectus” means each prospectus included in such registration statement (and any amendments thereto) before effectiveness, any prospectus filed with the Commission pursuant to Rule 424(a) under the Securities Act and the prospectus included in the Registration Statement at the time of its effectiveness that omits Rule 430 Information, and the term “Prospectus” means the prospectus in the form first used (or made available upon request of purchasers pursuant to Rule 173 under the Securities Act) in connection with confirmation of sales of the Shares. If the Company has filed an abbreviated registration statement pursuant to Rule 462(b) under the Securities Act (the “Rule 462 Registration Statement”), then any reference herein to the term “Registration Statement” shall be deemed to include such Rule 462 Registration Statement. Capitalized terms used but not defined herein shall have the meanings given to such terms in the Registration Statement and the Prospectus.

At or prior to the Applicable Time (as defined below), the Company had prepared the following information (collectively with the pricing information set forth on Annex B, the “Pricing Disclosure Package”): a Preliminary Prospectus dated [                 ], 2010 and each “free-writing prospectus” (as defined pursuant to Rule 405 under the Securities Act) listed on Annex B hereto.

“Applicable Time” means [        :         ] [A/P].M., New York City time, on [                 ], 2010.

2. Purchase of the Shares by the Underwriters. (a) The Company agrees to issue and sell, and each of the Selling Stockholders agrees, severally and not jointly, to sell, the Underwritten Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase at a price per share (the “Purchase Price”) of $[                ] from the Company the respective number of Underwritten Shares set forth opposite such Underwriter’s name in Schedule 1 hereto and from each of the Selling Stockholders the number of Underwritten Shares (to be adjusted by you so as to eliminate fractional shares) determined by multiplying the aggregate number of Underwritten Shares to be sold by each of the Selling Stockholders as set forth opposite their respective names in Schedule 2 hereto by a fraction, the numerator of which is the aggregate number of Underwritten Shares to be purchased by such Underwriter as set forth opposite the name of such

Underwriter in Schedule 1 hereto and the denominator of which is the aggregate number of Underwritten Shares to be purchased by all the Underwriters from all of the Selling Stockholders hereunder.

In addition, each of the Selling Stockholders agrees, severally and not jointly, as and to the extent indicated in Schedule 2 hereto, to sell, the Option Shares to the several Underwriters as provided in this Agreement, and the Underwriters, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, shall have the option to purchase, severally and not jointly, the Option Shares from each Selling Stockholder at the Purchase Price less an amount per share equal to any dividends or distributions declared by the Company and payable on the Underwritten Shares but not payable on the Option Shares.

If any Option Shares are to be purchased, the number of Option Shares to be purchased by each Underwriter shall be the number of Option Shares which bears the same ratio to the aggregate number of Option Shares being purchased as the number of Underwritten Shares set forth opposite the name of such Underwriter in Schedule 1 hereto (or such number increased as set forth in Section 12 hereof) bears to the aggregate number of Underwritten Shares being purchased from the Company and the Selling Stockholders by the several Underwriters, subject, however, to such adjustments to eliminate any fractional Shares as the Representatives in their sole discretion shall make. Any such election to purchase Option Shares shall be made in proportion to the maximum number of Option Shares to be sold by each Selling Stockholder as set forth in Schedule 2 hereto.

The Underwriters may exercise the option to purchase Option Shares at any time in whole, or from time to time in part, on or before the thirtieth day following the date of the Prospectus, by written notice from the Representatives to the Company and the Attorneys-in-Fact (as defined below). Such notice shall set forth the aggregate number of Option Shares as to which the option is being exercised and the date and time when the Option Shares are to be delivered and paid for, which may be the same date and time as the Closing Date (as hereinafter defined) but shall not be earlier than the Closing Date or later than the tenth full business day (as hereinafter defined) after the date of such notice (unless such time and date are postponed in accordance with the provisions of Section 12 hereof). Any such notice shall be given at least two business days prior to the date and time of delivery specified therein.

(b) The Company and the Selling Stockholders understand that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company and the Selling Stockholders acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

(c) Payment for the Shares shall be made by wire transfer in immediately available funds to the accounts specified by the Company and the Attorneys-in-Fact or any of them with regard to payment to the Selling Stockholders to the Representatives in the case of the Underwritten Shares, at the offices of Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019 at 10:00 A.M., New York City time, on

[                 ], 2010, or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives, the Company and the Attorneys-in-Fact may agree upon in writing or, in the case of the Option Shares, on the date and at the time and place specified by the Representatives in the written notice of the Underwriters’ election to purchase such Option Shares. The time and date of such payment for the Underwritten Shares is referred to herein as the “Closing Date”, and the time and date for such payment for the Option Shares, if other than the Closing Date, is herein referred to as the “Additional Closing Date”.

Payment for the Shares to be purchased on the Closing Date or the Additional Closing Date, as the case may be, shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on such date or the Additional Closing Date, as the case may be, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company and the Selling Stockholders, as applicable (except for any New York state stock transfer taxes that may be paid by the Underwriters, which such tax payments the Company and Selling Stockholders, as applicable, agree to reimburse to the Underwriters to the extent not otherwise promptly rebated directly to the Underwriters). Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct. Instructions to the transfer agent for delivery of the Shares will be made available for inspection by the Representatives not later than 1:00 P.M., New York City time, on the business day prior to the Closing Date or the Additional Closing Date, as the case may be.

(d) Each of the Company and each Selling Stockholder acknowledges and agrees that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Stockholders with respect to the offering of Shares contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Selling Stockholders or any other person. Additionally, neither the Representatives nor any other Underwriter is advising the Company, the Selling Stockholders or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction. The Company and the Selling Stockholders shall consult with their own advisors concerning such matters and each of them shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or the Selling Stockholders with respect thereto. Any review by the Underwriters of the Company, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or the Selling Stockholders.

3. Representations and Warranties of the Company. The Company represents and warrants to each Underwriter and the Selling Stockholders that:

(a) Preliminary Prospectus. No order preventing or suspending the use of any Preliminary Prospectus has been issued by the Commission, and each Preliminary Prospectus included in the Pricing Disclosure Package, at the time of filing thereof, complied in all material respects with the Securities Act, and no Preliminary Prospectus, at the time of filing thereof, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in any Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof; provided, further that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in any Preliminary Prospectus.

(b) Pricing Disclosure Package. The Pricing Disclosure Package as of the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in such Pricing Disclosure Package, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof; provided, further that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in any Preliminary Prospectus.

(c) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, the Company (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any “written communication” (as defined in Rule 405 under the Securities Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares (each such communication by the Company or its agents and representatives (other than a communication referred to in clause (i) below) an “Issuer Free Writing Prospectus”) other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Representatives. Each such Issuer Free Writing Prospectus complied in all material respects with the Securities Act, has been or will be (within the time period specified in Rule 433) filed in accordance with the Securities Act (to the extent required thereby) and, when taken together with the Preliminary Prospectus accompanying, or delivered prior to delivery of, such Issuer Free Writing Prospectus, did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in each such Issuer Free Writing Prospectus or Preliminary Prospectus in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in such Issuer Free

Writing Prospectus or Preliminary Prospectus, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof; provided, further that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in any Issuer Free Writing Prospectus or Preliminary Prospectus.

(d) Registration Statement and Prospectus. The Registration Statement has been declared effective by the Commission. No order suspending the effectiveness of the Registration Statement has been issued by the Commission, and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or related to the offering of the Shares has been initiated or threatened by the Commission; as of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment complied and will comply in all material respects with the Securities Act, and did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 9(c) hereof; provided, further that the Company makes no representation and warranty with respect to any statements or omissions made in reliance upon and in conformity with information relating to any Selling Stockholder furnished to the Company in writing by such Selling Stockholder expressly for use in the Registration Statement and the Prospectus and any amendment or supplement thereto.

(e) Financial Statements. The consolidated financial statements (including the related notes thereto) of the Company and its subsidiaries and CLC Group, Inc. and its subsidiaries (“CLC”) included in the Registration Statement, the Pricing Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Securities Act and present fairly in all material respects the financial position of the Company and its consolidated subsidiaries or CLC and its subsidiaries, as the case may be, as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles in the United States (“GAAP”) applied on a consistent basis throughout the periods covered thereby, except in the case of unaudited financial statements, which are subject to normal year-end adjustments and do not contain certain footnotes as permitted by the applicable rules of the Commission; and the other financial information included in the Registration Statement, the Pricing Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries or CLC and its subsidiaries, as the case may be, and presents fairly in all material respects the information shown thereby; and the pro forma financial information and the related notes thereto included in the Registration Statement, the Pricing Disclosure Package and the Prospectus have been prepared in all material respects in accordance with the applicable requirements of the Securities Act and the assumptions underlying such pro forma financial information are reasonable and are set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(f) No Material Adverse Change. Since the date of the most recent financial statements of the Company included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) there has not been any change in the capital stock (other than the issuance of shares of Common Stock upon exercise of stock options and warrants described as outstanding in, and the grant of options and awards under existing equity incentive plans described in the Registration Statement, the Pricing Disclosure Package and the Prospectus), long-term debt of the Company or any of its subsidiaries, or (other than the payment of a dividend upon conversion of the Company’s Series D-3 Preferred Stock described in the Registration Statement, the Pricing Disclosure Package and the Prospectus) any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, or any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole; (ii) neither the Company nor any of its subsidiaries has entered into any transaction or agreement (whether or not in the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole; and (iii) neither the Company nor any of its subsidiaries has sustained any loss or interference with its business that is material to the Company and its subsidiaries taken as a whole and that is either from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority, except in each case as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(g) Organization and Good Standing. The Company and each of its subsidiaries have been duly organized and are validly existing and in good standing under the laws of their respective jurisdictions of organization, are duly qualified to do business and are in good standing in each jurisdiction in which their respective ownership or lease of property or the conduct of their respective businesses requires such qualification, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or in good standing or have such power or authority would not reasonably be expected, individually or in the aggregate, to have a material adverse effect on the business, properties, management, financial position, stockholders’ equity, results of operations or prospects of the Company and its subsidiaries taken as a whole or on the performance by the Company of its obligations under this Agreement (a “Material Adverse Effect”). The Company does not own or control, directly or indirectly, any corporation, association or other entity other than the subsidiaries listed in Exhibit 21 to the Registration Statement. The subsidiaries listed in Schedule 3 to this Agreement are the only significant subsidiaries of the Company.

(h) Capitalization. The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company (including the Shares to be sold by the Selling Stockholders) have been duly and validly authorized and (subject to conversion by certain Selling Stockholders of shares of Convertible Preferred Stock) issued and are fully paid and non-assessable and are not subject to any pre-emptive or similar rights; except as described in or expressly contemplated by the Pricing Disclosure Package and the Prospectus, there are no outstanding rights (including, without limitation, pre-emptive rights), warrants or options to acquire, or instruments convertible into or exchangeable for, any shares of capital stock or other equity interest in the Company or any of its subsidiaries, or any contract, commitment, agreement, understanding or arrangement of any kind relating to the issuance of any capital stock of the Company or any such subsidiary, any such convertible or exchangeable securities or any such rights, warrants or options; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary owned, directly or indirectly, by the Company have been duly and validly authorized and issued, are fully paid and non-assessable (except, in the case of any foreign subsidiary, for directors’ qualifying shares) and are owned directly or indirectly by the Company, free and clear of any lien, charge, encumbrance, security interest, restriction on voting or transfer or any other claim of any third party except (i) as otherwise described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (ii) for liens imposed under the Credit Agreement dated as of June 29, 2005, as amended and restated as of April 30, 2007, among certain of the Company’s subsidiaries, each lender from time to time party thereto, JPMorgan Chase Bank, N.A., as administrative agent and collateral agent, and J.P. Morgan Europe Limited, as London agent (the “JPMorgan Credit Agreement”); or (iii) for liens imposed under the Credit Agreement dated as of December 7, 2006, as amended and restated as of March 28, 2008, among certain of the Company’s subsidiaries, HVB Bank Czech Republic a.s. (current commercial name UniCredit Bank Czech republic, a.s.), as security agent, Bank Austria Creditanstalt AG (current commercial name Unicredit Bank Austria AG), as arranger and facility agent, and the other lenders party thereto (the “CCS Credit Agreement”).

(i) Stock Options. With respect to the stock options (the “Stock Options”) granted pursuant to the stock-based compensation plans of the Company and its subsidiaries (the “Company Stock Plans”), except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (i) each Stock Option intended to qualify as an “incentive stock option” under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), so qualifies, (ii) each grant of a Stock Option was duly authorized no later than the date on which the grant of such Stock Option was by its terms to be effective (the “Grant Date”) by all necessary corporate action, including, as applicable, approval by the board of directors of the Company (or a duly constituted and authorized committee thereof) and any required stockholder approval by the necessary number of votes or written consents, (iii) each such grant was made in accordance with the terms of the Company Stock Plans and all other applicable laws and regulatory rules or requirements, and (iv) each such grant was properly accounted for in accordance with GAAP in the financial statements (including the related notes) of the Company.

(j) Due Authorization. The Company has the requisite power and authority to execute and deliver this Agreement and to perform its obligations hereunder; and all action required to be taken for the due and proper authorization, execution and delivery by it of this Agreement and the consummation by it of the transactions contemplated hereby has been duly and validly taken.

(k) Underwriting Agreement. This Agreement has been duly authorized, executed and delivered by the Company.

(l) The Shares. The Shares to be issued and sold by the Company hereunder have been duly authorized by the Company and, when issued and delivered and paid for as provided herein, will be duly and validly issued, will be fully paid and nonassessable and will conform to the descriptions thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and the issuance of the Shares is not subject to any preemptive or similar rights.

(m) [Reserved].

(n) No Violation or Default. Neither the Company nor any of its subsidiaries is (i) in violation of its charter or by-laws or similar organizational documents; (ii) in default, and, to the knowledge of the Company, no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject; or (iii) in violation of any law or statute (including, without limitation, any law or statute related to the extension of credit) or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority, except, in the case of clauses (ii) and (iii) above, for any such default or violation that would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(o) No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the Shares to be sold by the Company, the issuance by the Company of the Shares to be issued upon the exercise of the Stock Options and the conversion of the Convertible Preferred Stock and the consummation by the Company of the transactions contemplated by this Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries or (iii) result in the violation of any law or statute applicable to the Company or any of its subsidiaries or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over the Company or any of its subsidiaries, except, in the case of clauses (i) and (iii) above, for any such conflict, breach, violation or default that would not reasonably be expected , individually or in the aggregate, to have a Material Adverse Effect.

(p) No Consents Required. No consent, approval, authorization, order, license, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company of this Agreement, except (i) where the failure to obtain any such consent, approval, authorization, order, license, registration or qualification would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (ii) the registration of the Shares under the Securities Act and, (iii) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the Financial Industry Regulatory Authority, Inc. (“FINRA”) and under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters and (iv) such consents, approvals, authorizations, orders and registrations or qualifications as may be required by the New York Stock Exchange (the “Exchange”).

(q) Legal Proceedings. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no legal, governmental or regulatory investigations, actions, suits or proceedings pending to which the Company or any of its subsidiaries is or, to the knowledge of the Company, may be reasonably expected to become a party or to which any property of the Company or any of its subsidiaries is or, to the knowledge of the Company, may be reasonably expected to become the subject that, individually or in the aggregate, if determined adversely to the Company or any of its subsidiaries, would reasonably be expected to have a Material Adverse Effect; no such investigations, actions, suits or proceedings are threatened or, to the knowledge of the Company, contemplated by any governmental or regulatory authority or threatened by others; and (i) there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and (ii) there are no statutes, regulations or contracts or other documents binding on or applicable to the Company that are required under the Securities Act to be filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package or the Prospectus that are not so filed as exhibits to the Registration Statement or described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(r) Independent Accountants. Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, is an independent registered public accounting firm with respect to the Company and its subsidiaries within the applicable rules and regulations adopted by the Commission and the Public Company Accounting Oversight Board (United States) and as required by the Securities Act. KPMG LLP, who has certified certain financial statements of CLC, is an independent accounting firm with respect to CLC and its subsidiaries, under standards set by the American Institute of Certified Public Accountants (“AICPA”).

(s) Title to Real and Personal Property. The Company and its subsidiaries have good and marketable title in fee simple (in the case of real property) to, or have valid and marketable rights to lease or otherwise use, all items of real and personal property and assets that are material to the respective businesses of the Company and its subsidiaries, in each case free and clear of all liens, encumbrances, claims and defects and imperfections of title except those that (i) do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries, (ii) are otherwise described in or contemplated by the Registration Statement, the Pricing Disclosure Package and the Prospectus, (iii) are imposed under the JPMorgan Credit Agreement or the CCS Credit Agreement, or (iv) would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

(t) Title to Intellectual Property. Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company and its subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses as currently conducted, and, to the knowledge of the Company, the conduct of their respective businesses does not conflict in any material respect with any such rights of others. The Company and its subsidiaries have not received any written notice of any claim of infringement, misappropriation or conflict with any such rights of others in connection with its patents, patent rights, licenses, inventions, trademarks, service marks, trade names, copyrights and know-how, which would reasonably be expected to result in a Material Adverse Effect.

(u) No Undisclosed Relationships. No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries, on the one hand, and the directors, officers, stockholders, customers or suppliers of the Company or any of its subsidiaries, on the other, that is required by the Securities Act to be described in the Registration Statement and the Prospectus and that is not so described in such documents and in the Pricing Disclosure Package.

(v) Investment Company Act. The Company is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof received by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, will not be required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Investment Company Act”).

(w) Taxes. The Company and its subsidiaries have paid all federal, state, local and foreign taxes and filed all tax returns required to be paid or filed through the date hereof, except with respect to taxes and tax returns contested in good faith and except where the failure to so pay or file would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and except as otherwise disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there is no tax deficiency that has been, or could reasonably be expected to be, asserted against the Company or any of its subsidiaries or any of their respective properties or assets, except where such tax deficiency would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(x) Licenses and Permits. The Company and its subsidiaries possess all licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect; and except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, neither the Company nor any of its subsidiaries has received notice of any revocation or modification of any such license, certificate, permit or authorization or has any reason to believe that any such license, certificate, permit or authorization will not be renewed in the ordinary course of its business.

(y) No Labor Disputes. No labor disturbance by or dispute with employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, is contemplated or threatened, and the Company is not aware of any existing or imminent labor disturbance by, or dispute with, the employees of any of its or its subsidiaries’ principal suppliers, contractors or customers, except as would not be expected, individually or in the aggregate, to have a Material Adverse Effect.

(z) Compliance with and Liability under Environmental Laws. (i) The Company and its subsidiaries (a) are, and at all times subsequent to January 1, 2007 were, in compliance with any and all applicable federal, state, local and foreign laws, rules, regulations, requirements, decisions, judgments, decrees and orders relating to pollution or the protection of the environment, natural resources or human health or safety, including those relating to the generation, storage, treatment, use, handling, transportation, Release or threat of Release of Hazardous Materials (collectively, “Environmental Laws”), (b) have received and are in compliance with all permits, licenses, certificates or other authorizations or approvals required of them under applicable Environmental Laws to conduct their respective businesses, (c) have not received notice of any actual or potential liability under or relating to, or actual or potential violation of, any Environmental Laws, including for the investigation or remediation of any Release or threat of Release of Hazardous Materials, and have no knowledge of any event or condition that would reasonably be expected to result in any such notice, (d) are not conducting or paying for, in whole or in part, any investigation, remediation or other corrective action pursuant to any Environmental Law at any location, and (e) are not a party to any order, decree or agreement that imposes any obligation or liability under any Environmental Law, and (ii) there are no costs or liabilities associated with Environmental Laws of or relating to the Company or its subsidiaries, except in the case of each of (i) and (ii) above, for any such matter, as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (iii) except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (a) there are no proceedings that are pending, or that are known to be contemplated, against the Company or any of its subsidiaries under any Environmental Laws in which a governmental entity is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (b) the Company and its subsidiaries are not aware of any facts or issues regarding compliance with Environmental Laws, or liabilities or other obligations under Environmental Laws, including the Release or threat of Release of Hazardous Materials, that would reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Company and its subsidiaries, and (c) none of the Company and its subsidiaries anticipates material capital expenditures relating to any Environmental Laws.

(aa) Hazardous Materials. There has been no storage, generation, transportation, use, handling, treatment, Release or threat of Release of Hazardous Materials by, relating to or caused by the Company or any of its subsidiaries (or, to the knowledge of the Company and its subsidiaries, any other entity (including any predecessor) for whose acts or omissions the Company or any of its subsidiaries is or would reasonably be expected to be liable) at, on, under or from any property or facility now or previously owned, operated or leased by the Company or any of its subsidiaries, or at, on, under or from any other property or facility, in violation of any Environmental Laws or in a manner or amount or to a location that would reasonably be expected to result in any liability under any Environmental Law, except for any violation or liability which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. “Hazardous Materials” means any material, chemical, substance, waste, pollutant, contaminant, compound, mixture, or constituent thereof, in any form or amount, including petroleum (including crude oil or any fraction thereof) and petroleum products, natural gas liquids, asbestos and asbestos containing materials, naturally occurring radioactive materials, brine, and drilling mud, regulated or which can give rise to liability under any Environmental Law. “Release” means any spilling, leaking, seepage, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing, depositing, dispersing, or migrating in, into or through the environment, or in, into, from or through any building or structure.

(bb) Compliance with ERISA. (i) Each employee benefit plan, within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), for which the Company or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Code) would have any liability (each, a “Plan”) has been maintained in compliance with its terms and the requirements of any applicable statutes, orders, rules and regulations, including but not limited to, ERISA and the Code, except for noncompliance that would not reasonably be expected to result in material liability to the Company or its subsidiaries; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan excluding transactions effected pursuant to a statutory or administrative exemption that would reasonably be expected to result in a material liability to the Company or its subsidiaries; (iii) for each Plan that is subject to the funding rules of Section 412 of the Code or Section 302 of ERISA (a “Pension Plan”), the minimum funding standard of Section 412 of the Code or Section 302 of ERISA, as applicable, has been satisfied (without taking into account any waiver thereof or extension of any amortization period), except as would not reasonably be expected to result in material liability to the Company or its subsidiaries; (iv) the fair market value of the assets of each Plan for which a trust is maintained (other than a Pension Plan) exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan); (v) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur that either has resulted, or would reasonably be expected to result, in material liability to the Company or its subsidiaries; (vi) neither the Company nor any member of the Controlled Group has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation (the “PBGC”), in the ordinary course and without default) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(a)(3) of ERISA), except as would not reasonably be expected to result in material liability to the Company or its subsidiaries; and (vii) the Company has not been notified of any pending audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the PBGC or any other governmental agency or any foreign regulatory agency with respect to any Plan that would reasonably be expected to result in material liability to the Company or its subsidiaries. None of the following events has occurred or is reasonably likely to occur: (x) a material increase in the aggregate amount of contributions required to be made to all Plans by the Company or its subsidiaries in the current fiscal year of the Company and its subsidiaries compared to the amount of such contributions made in the Company and its subsidiaries’ most recently completed fiscal year, that would reasonably be expected to result in material liability to the Company or its subsidiaries; or (y) a material increase in the Company and its subsidiaries’ “accumulated post-retirement benefit obligations” (within the meaning of Financial Accounting Standards Board (“FASB”) Accounting Standards Codification Subtopic 715 60 (previously FASB Statement of Financial Accounting Standards 106)) compared to the amount of such obligations in the Company and its subsidiaries’ most recently completed fiscal year, that would reasonably be expected to result in material liability to the Company or its subsidiaries.

(cc) Disclosure Controls. The Company and its subsidiaries maintain an effective system of “disclosure controls and procedures” (as defined in Rule 13a 15(e) of the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission thereunder (collectively, the “Exchange Act”)) that has been designed to ensure that information required to be disclosed by the Company in reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the Commission’s rules and forms, including controls and procedures designed to ensure that such information is accumulated and communicated to the Company’s management as appropriate to allow timely decisions regarding required disclosure.

(dd) Accounting Controls. The Company and its subsidiaries maintain systems of “internal control over financial reporting” (as defined in Rule 13a-15(f) of the Exchange Act) that have been designed by, or under the supervision of, their respective principal executive and principal financial officers, or persons performing similar functions, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles, including, but not limited to, internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, there are no material weaknesses in the Company’s internal controls. The Company’s auditors and the Audit Committee of the Board of Directors of the Company have been advised of all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which have adversely affected or are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information (it being understood that the Company is not required as of the date hereof to comply with Section 404 of the Sarbanes-Oxley Act (as defined below)). To the knowledge of the Company, there is not and has not been any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls over financial reporting.

(ee) Insurance. The Company and its subsidiaries have insurance covering their respective properties, operations, personnel and businesses, including business interruption insurance, which insurance is in amounts and insures against such losses and risks as the Company reasonably believes are adequate to protect the Company and its subsidiaries as a whole and their respective businesses; and neither the Company nor any of its subsidiaries has (i) received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance or (ii) any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage at reasonable cost from similar insurers as may be necessary to continue its business, except in the cases referenced in clauses (i) and (ii) as would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(ff) No Unlawful Payments. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, agent, employee or other person associated with or acting on behalf of the Company or any of its subsidiaries has, on behalf of the Company or any of its subsidiaries, (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, unlawful rebate, payoff, influence payment, kickback or other unlawful payment.

(gg) Compliance with Money Laundering Laws. The operations of the Company and its subsidiaries are and have been conducted at all times in all material respects in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries alleging such failure to comply with the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(hh) Compliance with OFAC. None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury (“OFAC”).

(ii) No Restrictions on Subsidiaries. Except as disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus or as limited by the JPM Credit Agreement, the Receivables Purchase Agreement dated as of October 29, 2007 (as amended, restated, supplemented or otherwise modified through the date hereof), among FleetCor Funding

LLC, as seller, FleetCor Technologies Operating Company, LLC, as servicer, PNC Bank, National Association as administrator, and the various purchaser agents, conduit purchasers and related committed purchasers parties thereto (the “RPA”) and the related Purchase and Sale Agreement dated as of December 20, 2004 (as amended, restated, supplemented or otherwise modified through the date hereof), between FleetCor Funding LLC, as purchaser, and certain of the Company’s subsidiaries, as originators (the “PSA”, and together with the RPA, the “Securitization Facility”) or the CCS Credit Agreement, no subsidiary of the Company is currently prohibited, directly or indirectly, under any agreement or other instrument to which it is a party or is subject, from paying any dividends to the Company, from making any other distribution on such subsidiary’s capital stock, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s properties or assets to the Company or any other subsidiary of the Company.

(jj) No Broker’s Fees. Neither the Company nor any of its subsidiaries is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Company or any of its subsidiaries or any Underwriter for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Shares.

(kk) No Registration Rights. No person has the right to require the Company or any of its subsidiaries to register any securities for sale under the Securities Act by reason of the filing of the Registration Statement with the Commission, the issuance and sale of the Shares to be sold by the Company or, to the knowledge of the Company, the sale of the Shares to be sold by the Selling Stockholders hereunder.

(ll) No Stabilization. The Company has not taken, directly or indirectly (without giving effect to activities by the Underwriters), any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares.

(mm) [Reserved]

(nn) Margin Rules. The application of the proceeds received by the Company from the issuance, sale and delivery of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System or any other regulation of such Board of Governors.

(oo) Forward-Looking Statements. No forward-looking statement (within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act) contained in the Registration Statement, the Pricing Disclosure Package or the Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(pp) Statistical and Market Data. Nothing has come to the attention of the Company that has caused the Company to believe that the statistical and market-related data included in the Registration Statement, the Pricing Disclosure Package and the Prospectus is not based on or derived from sources that are reliable and accurate in all material respects.

(qq) The Convertible Preferred Stock. The unissued Shares issuable upon the conversion of the Convertible Preferred Stock have been duly authorized by the Company and validly reserved for issuance, and at the time of delivery to the Underwriters with respect to such Shares, such Shares will be validly issued, fully paid and non-assessable and will conform to the description thereof in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(rr) The Options. The unissued Shares issuable upon the exercise of options (the “Options”) to be exercised by certain of the Selling Stockholders (the “Optionholders”) have been duly authorized by the Company and validly reserved for issuance, and at the time of delivery to the Underwriters with respect to such Shares, such Shares will be issued and delivered in accordance with the provisions of the Stock Option Agreements between the Company and such Selling Stockholders pursuant to which such Options were granted (the “Option Agreements”) and will be validly issued, fully paid and non-assessable and will conform to the description thereof in the Pricing Disclosure Package and the Prospectus.

(ss) The Option Agreements. The Options were duly authorized and issued pursuant to the Option Agreements and constitute valid and binding obligations of the Company and the Optionholders are entitled to the benefits provided by the Option Agreements; the Option Agreements were duly authorized, executed and delivered and constitute valid and legally binding agreements enforceable against the Company in accordance with their terms except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability; and the Options and the Option Agreements conform to the descriptions thereof in Pricing Disclosure Package and the Prospectus.

(tt) Sarbanes-Oxley Act. There is and has been no failure on the part of the Company or, to the knowledge of the Company, any of the Company’s directors or officers, in their capacities as such, to comply in all material respects with any provision of the Sarbanes Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes Oxley Act”), applicable as of the effective date of the Registration Statement, including Section 402 related to loans and Sections 302 and 906 related to certifications.

(uu) Status under the Securities Act. At the time of filing the Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Securities Act) of the Shares and at the date hereof, the Company was not and is not an “ineligible issuer”, as defined in Rule 405 under the Securities Act.

4. Representations and Warranties of the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, represents and warrants to each Underwriter that:

(a) Required Consents; Authority. All consents, approvals, authorizations and orders necessary for the execution and delivery by such Selling Stockholder of this Agreement and the Power of Attorney (the “Power of Attorney”) and the Custody Agreement (the “Custody Agreement”) hereinafter referred to, and for the sale and delivery of the Shares to be sold by such Selling Stockholder hereunder, have been obtained; and such Selling Stockholder has full right, power and authority to enter into this Agreement, the Power of Attorney and the Custody Agreement and to sell, assign, transfer and deliver the Shares to be sold by such Selling Stockholder hereunder; this Agreement, the Power of Attorney and the Custody Agreement have each been duly authorized, executed and delivered by such Selling Stockholder.

(b) No Conflicts. The execution, delivery and performance by such Selling Stockholder of this Agreement, the Power of Attorney and the Custody Agreement, the sale of the Shares to be sold by such Selling Stockholder and the consummation by such Selling Stockholder of the transactions contemplated herein or therein will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of such Selling Stockholder pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which such Selling Stockholder is a party or by which such Selling Stockholder is bound or to which any of the property or assets of such Selling Stockholder is subject, (ii) if such Selling Stockholder is an entity, result in any violation of the provisions of the charter or by-laws or similar organizational documents of such Selling Stockholder or (iii) result in the violation of any law or statute applicable to such Selling Stockholder or any judgment, writ, injunction, decree, order, rule or regulation of any court or arbitrator or governmental or regulatory agency having jurisdiction over such Selling Stockholder, except, in the case of clauses (i) and (iii), where such conflict, breach or violation would not impair in any material respects such Selling Stockholders’ ability to fulfill its obligations under this Agreement; provided that no warranty is made in this clause (iii) with respect to the antifraud provisions of federal and state securities laws.

(c) Title to Shares. Such Selling Stockholder has valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Stockholder hereunder (other than the Shares to be issued upon exercise of Options or the conversion of the Convertible Preferred Stock), free and clear of all liens, encumbrances, equities or adverse claims; such Selling Stockholder will have, immediately prior to the Closing Date or the Additional Closing Date, as the case may be, assuming due issuance of any Shares to be issued upon exercise of Options or the conversion of the Convertible Preferred Stock, valid title to, or a valid “security entitlement” within the meaning of Section 8-501 of the New York Uniform Commercial Code in respect of, the Shares to be sold at the Closing Date or the Additional Closing Date, as the case may be, by such Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon delivery of the certificates representing such Shares and payment therefor pursuant hereto, good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters.

(d) No Stabilization. Such Selling Stockholder has not taken and will not take, directly or indirectly, any action designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares in violation of applicable securities laws.

(e) Pricing Disclosure Package. The Pricing Disclosure Package, at the Applicable Time did not, and as of the Closing Date and as of the Additional Closing Date, as the case may be, will not, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the representations and warranties set forth in this Section 4(e) are limited to statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of such Selling Stockholder expressly for use on the Pricing Disclosure Package; it being understood and agreed that the only written information furnished to the Company by each Selling Stockholder expressly for use in the Pricing Disclosure Package is the information relating to such Selling Stockholder set forth in the Principal and Selling stockholder table set forth in the Preliminary Prospectus included in the Pricing Disclosure Package as amended by any Free Writing Prospectus that is also part of the Pricing Disclosure Package.

(f) Issuer Free Writing Prospectus. Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, such Selling Stockholder (including its agents and representatives, other than the Underwriters in their capacity as such) has not prepared, used, authorized, approved or referred to and will not prepare, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Securities Act or Rule 134 under the Securities Act or (ii) the documents listed on Annex B hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representatives.

(g) Registration Statement and Prospectus. As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Closing Date and as of the Additional Closing Date, as the case may be, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the representations and warranties set forth in this Section 4(g) are limited to statements or omissions made in reliance upon and in conformity with information furnished to the Company in writing by or on behalf of such Selling Stockholder expressly for use in the Registration Statement or the Prospectus, as applicable; it being understood and agreed that the only written information furnished to the Company by each Selling Stockholder expressly for use in the Registration Statement or the Prospectus is the information relating to such Selling Stockholder set forth in the table set forth in the Principal and Selling Stockholder section of the Registration Statement and the Principal and Selling Stockholder section of the Prospectus.

(h) Material Information. The sale of the Shares by such Selling Stockholder pursuant to this Agreement is not prompted by any material information concerning the Company which is not disclosed in the Registration Statement, the Pricing Disclosure Package or the Prospectus.

Each of (i) the Selling Stockholders severally, and not jointly, represents and warrants that certificates in negotiable form representing all of the Shares to be sold by such Selling Stockholder hereunder, other than any such Shares to be issued upon the exercise of Options or conversion of the Convertible Preferred Stock, have been, (ii) the Selling Stockholders who is selling Shares upon the exercise of Options severally, and not jointly, represents and warrants that duly completed and executed irrevocable Option exercise notices, in the forms specified by the relevant Option Agreement, with respect to all of the Shares to be sold by such Selling Stockholders hereunder have been, and (iii) the Selling Stockholders who is selling Shares upon the conversion of Convertible Preferred Stock severally, and not jointly, represents and warrants that Convertible Preferred Stock certificates in negotiable form with respect to all of the Shares to be sold by such Selling Stockholder hereunder have been, in each case placed in custody under a Custody Agreement relating to such Shares, in the form heretofore furnished to you, duly executed and delivered by such Selling Stockholder to the American Stock Transfer & Trust Company, LLC, as custodian (the “Custodian”), and that such Selling Stockholder has duly executed and delivered Powers of Attorney, in the form heretofore furnished to you, appointing the person or persons indicated in Schedule 4 hereto, and each of them, as such Selling Stockholder’s Attorneys-in-fact (the “Attorneys-in-Fact” or any one of them the “Attorney-in-Fact”) with authority to execute and deliver this Agreement on behalf of such Selling Stockholder, to determine the purchase price to be paid by the Underwriters to the Selling Stockholders as provided herein, to authorize the delivery of the Shares to be sold by such Selling Stockholder hereunder, to authorize (if applicable) the exercise of the Options to be exercised with respect to the Shares to be sold by such Selling Stockholder hereunder, to authorize (if applicable) the conversion of the Convertible Preferred Stock to be converted with respect to the Shares to be sold by such Selling Stockholder hereunder and otherwise to act on behalf of such Selling Stockholder in connection with the transactions contemplated by this Agreement and the Custody Agreement.

Each of the Selling Stockholders specifically agrees that the Shares represented by the certificates, the irrevocable Option exercise notice, or the Convertible Preferred Stock certificates, in any case held in custody for such Selling Stockholder under the Custody Agreement, are subject to the interests of the Underwriters hereunder, and that the arrangements made by such Selling Stockholder for such custody, and the appointment by such Selling Stockholder of the Attorneys-in-Fact by the Power of Attorney, are to that extent irrevocable. Each of the Selling Stockholders specifically agrees that the obligations of such Selling Stockholder hereunder shall not be terminated by operation of law, whether by the death or incapacity of any individual Selling Stockholder, or, in the case of an estate or trust, by the death or incapacity of any executor or trustee or the termination of such estate or trust, or in the case of a partnership, corporation or similar organization, by the dissolution of such partnership, corporation or organization, or by the occurrence of any other event. If any individual Selling Stockholder or any such executor or trustee should die or become incapacitated, or if any such estate or trust should be terminated, or if any such partnership, corporation or similar organization should be dissolved, or if any other such event should occur, before the delivery of the Shares hereunder, certificates representing such Shares shall be delivered by or on behalf of such Selling Stockholder in accordance with the terms and conditions of this Agreement and the

Custody Agreement, and actions taken by the Attorneys-in-Fact pursuant to the Powers of Attorney shall be as valid as if such death, incapacity, termination, dissolution or other event had not occurred, regardless of whether or not the Custodian, the Attorneys-in-Fact, or any of them, shall have received notice of such death, incapacity, termination, dissolution or other event.

5. Further Agreements of the Company. The Company covenants and agrees with each Underwriter that:

(a) Required Filings. The Company will file the final Prospectus with the Commission within the time periods specified by Rule 424(b) and Rule 430A, 430B or 430C under the Securities Act, will file any Issuer Free Writing Prospectus to the extent required by Rule 433 under the Securities Act; and will furnish copies of the Prospectus and each Issuer Free Writing Prospectus (to the extent not previously delivered) to the Underwriters in New York City as soon as practicable, but in no event later then 12:00 P.M., New York City time, on the second business day succeeding the date of this Agreement in such quantities as the Representatives may reasonably request.

(b) Delivery of Copies. The Company will deliver, without charge, (i) to each Representative upon request by such Representative, three signed copies of the Registration Statement as originally filed and each amendment thereto, in each case including all exhibits and consents filed therewith; and (ii) to each Underwriter upon request by such Underwriter (A) a conformed copy of the Registration Statement as originally filed and each amendment thereto (without exhibits) and (B) during the Prospectus Delivery Period (as defined below), as many copies of the Prospectus (including all amendments and supplements thereto and each Issuer Free Writing Prospectus) as the Representatives may reasonably request. As used herein, the term “Prospectus Delivery Period” means such period of time after the first date of the public offering of the Shares as in the opinion of counsel for the Underwriters a prospectus relating to the Shares is required by law to be delivered (or required to be delivered but for Rule 172 under the Securities Act) in connection with sales of the Shares by any Underwriter or dealer.

(c) Amendments or Supplements, Issuer Free Writing Prospectuses. Before preparing, using, authorizing, approving, referring to or filing any Issuer Free Writing Prospectus, and before filing any amendment or supplement to the Registration Statement or the Prospectus, the Company will furnish to the Representatives and counsel for the Underwriters a copy of the proposed Issuer Free Writing Prospectus, amendment or supplement for review and will not prepare, use, authorize, approve, refer to or file any such Issuer Free Writing Prospectus or file any such proposed amendment or supplement to which the Representatives reasonably object in a timely manner.

(d) Notice to the Representatives. The Company will advise the Representatives promptly, and confirm such advice in writing, (i) when the Registration Statement has become effective; (ii) when any amendment to the Registration Statement has been filed or becomes effective; (iii) when any supplement to the Prospectus or any Issuer Free Writing Prospectus or any amendment to the Prospectus has been filed; (iv) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or the receipt of any comments from the Commission relating to the Registration Statement or any other request by the Commission for any additional information; (v) of the issuance by the Commission of any order suspending the effectiveness of the Registration Statement or preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or the initiation or threatening of any proceeding for that purpose or pursuant to Section 8A of the Securities Act; (vi) of the occurrence of any event within the Prospectus Delivery Period as a result of which the Prospectus, the Pricing Disclosure Package or any Issuer Free Writing Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus, the Pricing Disclosure Package or any such Issuer Free Writing Prospectus is delivered to a purchaser, not misleading; and (vii) of the receipt by the Company of any notice with respect to any suspension of the qualification of the Shares for offer and sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and the Company will use its best efforts to prevent the issuance of any such order suspending the effectiveness of the Registration Statement, preventing or suspending the use of any Preliminary Prospectus, any of the Pricing Disclosure Package or the Prospectus or suspending any such qualification of the Shares and, if any such order is issued, will obtain as soon as possible the withdrawal thereof.

(e) Ongoing Compliance. (1) If during the Prospectus Delivery Period (i) any event shall occur or condition shall exist as a result of which the Prospectus as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Prospectus to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission and furnish to the Underwriters and to such dealers as the Representatives may designate such amendments or supplements to the Prospectus as may be necessary so that the statements in the Prospectus as so amended or supplemented will not, in the light of the circumstances existing when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law and (2) if at any time prior to the Closing Date (i) any event shall occur or condition shall exist as a result of which the Pricing Disclosure Package as then amended or supplemented would include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, not misleading or (ii) it is necessary to amend or supplement the Pricing Disclosure Package to comply with law, the Company will immediately notify the Underwriters thereof and forthwith prepare and, subject to paragraph (c) above, file with the Commission (to the extent required) and furnish to the Underwriters and to such dealers as the Representatives may designate, such amendments or supplements to the Pricing Disclosure Package as may be necessary so that the statements in the Pricing Disclosure Package as so amended or supplemented will not, in the light of the circumstances existing when the Pricing Disclosure Package is delivered to a purchaser, be misleading or so that the Pricing Disclosure Package will comply with law.

(f) Blue Sky Compliance. The Company will qualify the Shares for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will continue such qualifications in effect so long as required for distribution of the Shares; provided that the Company shall not be required to (i) qualify as a foreign corporation or other entity or as a dealer in securities in any such jurisdiction where it would not otherwise be required to so qualify, (ii) file any general consent to service of process in any such jurisdiction or (iii) subject itself to taxation in any such jurisdiction if it is not otherwise so subject.

(g) Earning Statement. The Company will make generally available to its security holders and the Representatives as soon as reasonably practicable an earning statement that satisfies the provisions of Section 11(a) of the Securities Act and Rule 158 of the Commission promulgated thereunder covering a period of at least twelve months beginning with the first fiscal quarter of the Company occurring after the “effective date” (as defined in Rule 158) of the Registration Statement.

(h) Clear Market. For a period of 180 days after the date of the Prospectus, the Company will not (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, or file with the Commission a registration statement under the Securities Act relating to, any shares of Stock or any securities convertible into or exercisable or exchangeable for Stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise, without the prior written consent of the Representatives, other than (A) the Shares to be sold hereunder, (B) grants of options, shares of Stock and other awards to purchase shares of Stock issued under the Company Stock Plans or issuances of shares of Stock upon the exercise of options or other awards granted under the Company Stock Plans, (C) the filing by the Company of any registration statement on Form S 8 (or any successor form) or the filing by the Company of any registration statement that is required pursuant to a registration rights agreement in effect on the date hereof and disclosed in the Registration Statement, the Pricing Disclosure Package and the Prospectus, (D) issuances of capital stock upon exercise of any options or warrants or the conversion of shares of Convertible Preferred Stock in each case that are outstanding on the date of this Agreement or permitted to be issued pursuant to this Section 5(h), (E) shares of capital stock of the Company issued in connection with any acquisitions, strategic investments or any other transaction that includes a bona fide commercial relationship with the Company (including joint ventures, marketing or distribution arrangements, collaboration agreements or intellectual property license agreements), provided that the aggregate number of shares of Stock issued pursuant to this clause (E) during the 180-day restricted period shall not exceed 10% of the total number of shares of Stock issued and outstanding on the Closing Date and provided further, that in the case of any issuance of shares of capital stock pursuant to this clause (E) any recipient of shares of capital stock shall have executed and delivered to the Representatives a lock-up letter in the form of Exhibit A hereto, and (F) the registration under the Securities Act of any securities referenced in clause (B). Notwithstanding the foregoing, if (1) during the last 17 days of the 180 day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180 day restricted period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the 180 day period, the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

(i) Use of Proceeds. The Company will apply the net proceeds from the sale of the Shares to be sold by the Company as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Use of proceeds”.

(j) No Stabilization. The Company will not take, directly or indirectly (without giving effect to activities by the underwriters), any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

(k) Exchange Listing. The Company will use its best efforts to list, subject to notice of issuance, the Shares on the Exchange.

(l) Reports. During a period of one year from the date hereof, the Company will furnish to the Representatives, as soon as they are available, copies of all reports or other communications (financial or other) furnished to holders of the Shares, and copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange or automatic quotation system; provided the Company will be deemed to have furnished such reports and financial statements to the Representatives to the extent they are filed on the Commission’s Electronic Data Gathering, Analysis, and Retrieval system (or any successor system).

(m) Record Retention. The Company will, pursuant to reasonable procedures developed in good faith, retain copies of each Issuer Free Writing Prospectus that is not filed with the Commission in accordance with Rule 433 under the Securities Act.

(n) Filings. The Company will file with the Commission such reports as may be required by Rule 463 under the Securities Act.

6. Further Agreements of the Selling Stockholders. Each of the Selling Stockholders, severally and not jointly, covenants and agrees with each Underwriter that:

(a) Clear Market. Such Selling Stockholder has duly executed and delivered to the Representatives a “lock-up” agreement (each, a “Lock-Up Agreement”) in the form of Exhibit A hereto; each such Lock-Up Agreement has been duly authorized by such Selling Stockholder.

(b) Tax Form. It will deliver to the Representatives prior to or at the Closing Date a properly completed and executed United States Treasury Department Form W-9

(or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated.

7. Certain Agreements of the Underwriters. Each Underwriter hereby represents and agrees that:

(a) It has not used, authorized use of, referred to or participated in the planning for use of, and will not use, authorize use of, refer to or participate in the planning for use of, any “free writing prospectus”, as defined in Rule 405 under the Securities Act (which term includes use of any written information furnished to the Commission by the Company and not incorporated by reference into the Registration Statement and any press release issued by the Company) other than (i) a free writing prospectus that contains no “issuer information” (as defined in Rule 433(h)(2) under the Securities Act) that was not included in the Preliminary Prospectus or a previously filed Issuer Free Writing Prospectus, (ii) any Issuer Free Writing Prospectus listed on Annex B or prepared pursuant to Section 3(c) or Section 4(f) above (including any electronic road show), or (iii) any free writing prospectus prepared by such underwriter and approved by the Company in advance in writing (each such free writing prospectus referred to in clauses (i) or (iii), an “Underwriter Free Writing Prospectus”).

(b) It has not and will not, without the prior written consent of the Company, use any free writing prospectus that contains the final terms of the Shares unless such terms have previously been included in a free writing prospectus filed with the Commission; provided that Underwriters may use a term sheet substantially in the form of Annex C hereto without the consent of the Company; provided further that any Underwriter using such term sheet shall notify the Company, and provide a copy of such term sheet to the Company, prior to, or substantially concurrently with, the first use of such term sheet.

(c) It is not subject to any pending proceeding under Section 8A of the Securities Act with respect to the offering contemplated by this Agreement (and will promptly notify the Company and the Selling Stockholders if any such proceeding against it is initiated during the Prospectus Delivery Period).

8. Conditions of Underwriters’ Obligations. The obligation of each Underwriter to purchase the Underwritten Shares on the Closing Date or the Option Shares on the Additional Closing Date, as the case may be, as provided herein is subject to the performance by the Company and each of the Selling Stockholders of their respective covenants and other obligations hereunder and to the following additional conditions:

(a) Registration Compliance; No Stop Order. No order suspending the effectiveness of the Registration Statement shall be in effect, and no proceeding for such purpose or pursuant to Section 8A under the Securities Act shall be pending before or threatened by the Commission; the Prospectus and each Issuer Free Writing Prospectus shall have been timely filed with the Commission under the Securities Act (in the case of an Issuer Free Writing Prospectus, to the extent required by Rule 433 under the Securities Act) and in accordance with Section 5(a) hereof; and all requests by the Commission for additional information shall have been complied with to the reasonable satisfaction of the Representatives.

(b) Representations and Warranties. The respective representations and warranties of the Company and the Selling Stockholders contained herein shall be true and correct on the date hereof and on and as of the Closing Date or the Additional Closing Date, as the case may be (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date); and the statements of the Company and its officers and of each of the Selling Stockholders and their members, officers, partners or trustees made in any certificates delivered pursuant to this Agreement shall be true and correct on and as of the Closing Date or the Additional Closing Date, as the case may be (except to the extent that such representations and warranties speak as of another date, in which case such representations and warranties shall be true and correct as of such other date).

(c) No Downgrade. Subsequent to the earlier of (A) the Applicable Time and (B) the execution and delivery of this Agreement, if there are any debt securities or preferred stock of or guaranteed by the Company or any of its subsidiaries that are rated by a “nationally recognized statistical rating organization”, as such term is defined by the Commission for purposes of Rule 436(g)(2) under the Securities Act, (i) no downgrading shall have occurred in the rating accorded any such debt securities or preferred stock and (ii) no such organization shall have publicly announced that it has under surveillance or review, or has changed its outlook with respect to, its rating of any such debt securities or preferred stock (other than an announcement with positive implications of a possible upgrading).

(d) No Material Adverse Change. No event or condition of a type described in Section 3(f) hereof shall have occurred or shall exist, which event or condition is not described in the Pricing Disclosure Package (excluding any amendment or supplement thereto) and the Prospectus (excluding any amendment or supplement thereto) and the effect of which in the judgment of the Representatives makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

(e) Officer’s Certificate. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, (x) a certificate of the chief financial officer or chief accounting officer of the Company and one additional senior executive officer of the Company who is reasonably satisfactory to the Representatives, in their respective capacities as such officers, (i) confirming that such officers have carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officers, the representations of the Company set forth in Sections 3(b) and 3(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this

Agreement are true and correct and that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Closing Date or the Additional Closing Date, as the case may be, and (iii) to the effect set forth in paragraphs (a), (c) and (d) above and (y) a certificate of each of the Selling Stockholders, in form and substance reasonably satisfactory to the Representatives, which may be signed by an Attorney in Fact, (A) confirming that the representations of such Selling Stockholder set forth in Sections 4(e), 4(f) and 4(g) hereof are true and correct and (B) confirming that the other representations and warranties of such Selling Stockholder in this agreement are true and correct and that the such Selling Stockholder has complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied hereunder at or prior to the Closing Date or Additional Closing Date, as the case may be.

(f) Comfort Letters. On the date of this Agreement and on the Closing Date or the Additional Closing Date, as the case may be, (i) Ernst & Young LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be, and (ii) KPMG LLP shall have furnished to the Representatives, at the request of the Company, letters, dated the respective dates of delivery thereof and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, containing statements and information of the type customarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of CLC contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; provided, that the letter delivered on the Closing Date or the Additional Closing Date, as the case may be, shall use a “cut-off” date no more than three business days prior to such Closing Date or such Additional Closing Date, as the case may be.

(g) Opinion and 10b-5 Statement of Counsel for the Company. (i) King & Spalding LLP, counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion and 10b-5 statement, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-1 hereto and (ii) Pokorny, Wagner and Partner, Attorneys-at-Law, special Czech Republic counsel for the Company, Faegre & Benson LLP, special England and Wales counsel and special Russia counsel for the Company, Ploum Lodder Princen, advocaten notarissen, special Netherlands counsel for the Company, Foulston Siefkin LLP, special Kansas counsel for the Company, and AMMC Law, special Luxembourg counsel for the Company, shall each have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the

Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-2 hereto.

(h) Opinion of Regulatory Counsel for the Company. Manatt, Phelps & Phillips, LLP, regulatory counsel for the Company, shall have furnished to the Representatives, at the request of the Company, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives.

(i) Opinion of Counsel for the Selling Stockholders. Counsel reasonably acceptable to the Representatives for the Selling Stockholders shall have furnished to the Representatives, at the request of the Selling Stockholders, their written opinion, dated the Closing Date or the Additional Closing Date, as the case may be, and addressed to the Underwriters, in form and substance reasonably satisfactory to the Representatives, to the effect set forth in Annex A-3 hereto.

(j) Opinion and 10b-5 Statement of Counsel for the Underwriters. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, an opinion and 10b-5 statement of Cravath, Swaine & Moore LLP, counsel for the Underwriters, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request to enable them to pass upon such matters.

(k) No Legal Impediment to Issuance and/or Sale. No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state or foreign governmental or regulatory authority that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the sale of the Shares to be sold by the Company or the issuance by the Company of the Shares to be issued upon the exercise of Options or conversion of the Convertible Preferred Stock or prevent the sale of the Shares by the Selling Stockholders; and no injunction or order of any federal, state or foreign court shall have been issued that would, as of the Closing Date or the Additional Closing Date, as the case may be, prevent the issuance or sale of the Shares to be sold by the Company or the issuance by the Company of the Shares to be issued upon the exercise of Options or conversion of the Convertible Preferred Stock or prevent the sale of the Shares by the Selling Stockholders.

(l) Good Standing. The Representatives shall have received on and as of the Closing Date or the Additional Closing Date, as the case may be, satisfactory evidence of the good standing of the Company and its significant subsidiaries in their respective jurisdictions of organization and their good standing as foreign entities in such other jurisdictions as the Representatives may reasonably request, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(m) Exchange Listing. The Shares to be delivered on the Closing Date or Additional Closing Date, as the case may be, shall have been authorized for listing on the Exchange, subject to official notice of issuance.

(n) Lock-up Agreements. Lock-up Agreements, each substantially in the form of Exhibit A hereto, between you and the parties listed on Annex C hereto relating to sales and certain other dispositions of shares of Stock or certain other securities, delivered to you on or before the date hereof, shall be in full force and effect on the Closing Date or Additional Closing Date, as the case may be.

(o) Additional Documents. On or prior to the Closing Date or the Additional Closing Date, as the case may be, the Company and the Selling Stockholders shall have furnished to the Representatives such further certificates and documents as the Representatives may reasonably request.

All opinions, letters, certificates and evidence mentioned above or elsewhere in this Agreement shall be deemed to be in compliance with the provisions hereof only if they are in form and substance reasonably satisfactory to counsel for the Underwriters.

9. Indemnification and Contribution.

(a) Indemnification of the Underwriters by the Company. The Company agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (the “Indemnified Parties”), from and against any and all losses, claims, damages and liabilities (including legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred), joint or several, that arise out of, or are based upon, (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein, not misleading, (ii) or any untrue statement or alleged untrue statement of a material fact contained in the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus, any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Securities Act or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), or caused by any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case except insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by (i) any Underwriter through the Representatives expressly for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in subsection (c) below or (ii) any Selling Stockholder expressly for use therein.

(b) Indemnification of the Underwriters by the Selling Stockholders. Each of the Selling Stockholders severally in proportion to the number of Shares to be sold by such Selling

Stockholder hereunder, and not jointly, agrees to indemnify and hold harmless each Underwriter, its affiliates, directors and officers and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any written information furnished to the Company by such Selling Stockholder expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package (it being understood and agreed that the only written information furnished to the Company by each Selling Stockholder expressly for use in the Registration Statement, any Preliminary Prospectus, the Prospectus (or any amendment or supplement thereto) or any Issuer Free Writing Prospectus or any Pricing Disclosure Package is the information relating to such Selling Stockholder set forth in the table set forth in the Principal and Selling Stockholder section of any of the foregoing). Notwithstanding anything to the contrary herein, the indemnity provided by each Selling Stockholder under this subsection (b) shall be limited to an amount equal to the net proceeds (net of the underwriting commission and discount but before deducting expenses) received by such Selling Stockholder from the sale of Shares sold by such Selling Stockholder under this Agreement.

(c) Indemnification of the Company and the Selling Stockholders by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, each of the Selling Stockholders and their respective affiliates, directors and officers and each person, if any, who controls the Company or any Selling Stockholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the indemnity set forth in paragraph (a) above, but only with respect to any losses, claims, damages or liabilities (including the legal fees and other expenses reasonably incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are reasonably incurred), joint or several, that arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package, it being understood and agreed upon that the only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the third paragraph under the caption “Underwriting” and the information contained in the eleventh paragraph under the caption “Underwriting”.

(d) Notice and Procedures. If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnification may be sought pursuant to subsections (a), (b) or (c) of this Section 9, such person (the “Indemnified Person”) shall promptly notify the person against whom such indemnification may be sought (the “Indemnifying Person”) in writing; provided that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have under subsections (a), (b) or (c) of this Section 9 except to the extent that it has been materially prejudiced (through the material impairment or forfeiture of substantive rights or defenses) by such failure; and provided, further, that the failure to notify the Indemnifying Person shall not relieve it from any liability that it may have to an Indemnified Person otherwise than under subsections (a), (b) or (c) of this Section 9. If any such proceeding shall be brought or asserted against an Indemnified Person and it shall have notified the Indemnifying Person thereof, the Indemnifying Person shall retain counsel reasonably satisfactory to the Indemnified Person (who shall not, without the consent of the Indemnified Person, be counsel to the Indemnifying Person) to represent the Indemnified Person in such proceeding and shall pay the fees and expenses of such counsel related to such proceeding, as incurred. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed to the contrary; (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person; (iii) the Indemnified Person shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the Indemnifying Person; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interest between them. It is understood and agreed that the Indemnifying Person shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonably incurred fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be paid or reimbursed as they are incurred upon receipt from the Indemnified Person of a written request for payment thereof accompanied by a written statement with reasonable supporting detail of such fees and expenses. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by the Representatives, any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company and any such separate firm for the Selling Stockholders shall be designated in writing by the Attorneys-in-Fact or any one of them. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify each Indemnified Person from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an Indemnified Person shall have requested that an Indemnifying Person reimburse the Indemnified Person for reasonably incurred fees and expenses of counsel as contemplated by this paragraph, the Indemnifying Person shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into (A) more than 60 days after receipt by the Indemnifying Person of such request in writing and (B) more than 30 days after receipt by the Indemnifying Person of the proposed terms of such settlement in writing and (ii) the Indemnifying Person shall not have reimbursed the Indemnified Person in accordance with such request prior to the date of such settlement. No Indemnifying Person shall, without the written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnification could have been sought hereunder by such Indemnified Person, unless such settlement (x) includes an unconditional release of such Indemnified Person, in form and substance reasonably satisfactory to such Indemnified Person, from all liability on claims that are the subject matter of such proceeding and (y) does not include any statement as to or any admission of fault, culpability or a failure to act by or on behalf of any Indemnified Person.

(e) Contribution. If the indemnification provided for in paragraphs (a), (b) and (c) above is unavailable to an Indemnified Person or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraph, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, from the offering of the Shares or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, shall be deemed to be in the same respective proportions as the net proceeds (net of the underwriting commission and discount but before deducting expenses) received by the Company and the Selling Stockholders from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters in connection therewith, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate offering price of the Shares. The relative fault of the Company and the Selling Stockholders, on the one hand, and the Underwriters on the other, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Selling Stockholders or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The liability of each Selling Stockholder under the contribution agreement contained in this paragraph shall be limited to the amount by which such Selling Stockholder’s net proceeds (net of the underwriting commission and discount but before deducting expenses) received by it from the sale of the Shares pursuant to this Agreement exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

(f) Limitation on Liability. The Company, the Selling Stockholders and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Selling Stockholders or the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph (e) above. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in paragraph (e) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Person in connection with any such action or claim. Notwithstanding the provisions of this Section 9, in no event shall an Underwriter be required to contribute any amount in excess of the amount by which the total underwriting discounts and commissions received by such Underwriter with respect to the offering of the Shares exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this Section 9, no Selling Stockholder shall be required to (i) contribute unless such Selling Stockholder would have had indemnification obligations pursuant to Section 9(b) or (ii) contribute any amount in excess of the amount by which such Selling Stockholder’s net proceeds (net of the underwriting commission and discount but before deducting expenses) received by it from the sale of the Shares pursuant to this Agreement exceeds the amount of any damages which such Selling Stockholder has otherwise been required to pay by reason of such untrue alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations to contribute pursuant to this Section 9 are several in proportion to their respective purchase obligations hereunder and not joint.

(g) Non-Exclusive Remedies. The remedies provided for in this Section 9 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any Indemnified Person at law or in equity. As between the parties thereto, nothing herein shall supersede any indemnification obligations of the Company or any Selling Stockholder contained in that certain Registration Rights Agreement between the Company and certain of the Selling Stockholders.

10. Effectiveness of Agreement. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

11. Termination. This Agreement may be terminated in the absolute discretion of the Representatives, by written notice to the Company and the Selling Stockholders, if after the execution and delivery of this Agreement and prior to the Closing Date or, in the case of the Option Shares, prior to the Additional Closing Date (i) trading generally shall have been suspended or materially limited on or by any of the New York Stock Exchange, the American Stock Exchange, the Nasdaq Stock Market, the Chicago Board Options Exchange, the Chicago Mercantile Exchange or the Chicago Board of Trade; (ii) trading of any securities issued or guaranteed by the Company shall have been suspended on any exchange or in any over-the-counter market; (iii) a general moratorium on commercial banking activities shall have been declared by federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States shall have occurred; or (iv) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis, either within or outside the United States, that, in the judgment of the Representatives, is material and adverse and makes it impracticable or inadvisable to proceed with the offering, sale or delivery of the Shares on the Closing Date or the Additional Closing Date, as the case may be, on the terms and in the manner contemplated by this Agreement, the Pricing Disclosure Package and the Prospectus.

12. Defaulting Underwriter.

(a) If, on the Closing Date or the Additional Closing Date, as the case may be, any Underwriter defaults on its obligation to purchase the Shares that it has agreed to purchase hereunder on such date, the non-defaulting Underwriters may in their discretion arrange for the purchase of such Shares by other persons satisfactory to the Company and the Selling

Stockholders on the terms contained in this Agreement. If, within 36 hours after any such default by any Underwriter, the non-defaulting Underwriters do not arrange for the purchase of such Shares, then the Company and Selling Stockholders shall be entitled to a further period of 36 hours within which to procure other persons reasonably satisfactory to the non-defaulting Underwriters to purchase such Shares on such terms. If other persons become obligated or agree to purchase the Shares of a defaulting Underwriter, either the non defaulting Underwriters or the Company and the Selling Stockholders may postpone the Closing Date or the Additional Closing Date, as the case may be, for up to five full business days in order to effect any changes that in the opinion of counsel for the Company, counsel for the Selling Stockholders or counsel for the Underwriters may be necessary in the Registration Statement and the Prospectus or in any other document or arrangement, and the Company agrees to promptly prepare any amendment or supplement to the Registration Statement and the Prospectus that effects any such changes. As used in this Agreement, the term “Underwriter” includes, for all purposes of this Agreement unless the context otherwise requires, any person not listed in Schedule 1 hereto that, pursuant to this Section 12, purchases Shares that a defaulting Underwriter agreed but failed to purchase.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, does not exceed one-eleventh of the aggregate number of Shares to be purchased on such date, then the Company and the Selling Stockholders shall have the right to require each non-defaulting Underwriter to purchase the number of Shares that such Underwriter agreed to purchase hereunder on such date plus such Underwriter’s pro rata share (based on the number of Shares that such Underwriter agreed to purchase on such date) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the non-defaulting Underwriters, the Company and the Selling Stockholders as provided in paragraph (a) above, the aggregate number of Shares that remain unpurchased on the Closing Date or the Additional Closing Date, as the case may be, exceeds one-eleventh of the aggregate amount of Shares to be purchased on such date, or if the Company and the Selling Stockholders shall not exercise the right described in paragraph (b) above, then this Agreement or, with respect to any Additional Closing Date, the obligation of the Underwriters to purchase Shares on the Additional Closing Date, shall terminate without liability on the part of the non-defaulting Underwriters. Any termination of this Agreement pursuant to this Section 12 shall be without liability on the part of the Company or the Selling Stockholders, except that the Company and the Selling Stockholders will continue to be liable for the payment of expenses as set forth in Section 13(a) hereof and except that the provisions of Section 9 hereof shall not terminate and shall remain in effect.

(d) Nothing contained herein shall relieve a defaulting Underwriter of any liability it may have to the Company, the Selling Stockholders or any non-defaulting Underwriter for damages caused by its default.

13. Payment of Expenses.

(a) Whether or not the transactions contemplated by this Agreement are consummated or this Agreement is terminated, and subject to Section 13(b), (A) each Selling Stockholder will pay or cause to be paid all costs and expenses related to the transfer and delivery of its Shares (including any applicable taxes) to the Underwriters by such Selling Shareholder, except as otherwise specifically provided to be paid by the Company or Underwriters pursuant to this Agreement; and (B) the Company will pay or cause to be paid all costs and expenses incident to the performance of its obligations hereunder, including without limitation, (i) the costs incident to the authorization, issuance, sale, preparation and delivery of the Shares and any taxes payable by the Company in that connection; (ii) the costs incident to the preparation, printing and filing under the Securities Act of the Registration Statement, the Preliminary Prospectus, any Issuer Free Writing Prospectus, any Pricing Disclosure Package and the Prospectus (including all exhibits, amendments and supplements thereto) and the distribution thereof; (iii) the costs of reproducing and distributing this Agreement; (iv) the fees and expenses of the Company’s counsel and independent accountants, and of Weil, Gotshal & Manges LLP, as counsel for the Selling Stockholders; (v) the reasonable fees and expenses incurred in connection with the registration or qualification and determination of eligibility for investment of the Shares under the state or foreign securities or blue sky laws of such jurisdictions as the Representatives may designate and the preparation, printing and distribution of a Blue Sky Memorandum (including the related fees and expenses of counsel for the Underwriters up to an aggregate of $5,000); (vi) the cost of preparing stock certificates; (vii) the costs and charges of any custodian, transfer agent and any registrar; (viii) all expenses and application fees incurred in connection with any filing with, and clearance of the offering by, FINRA (including the related fees and expenses of counsel for the Underwriters up to an aggregate of $10,000); (ix) all expenses incurred by the Company in connection with any “road show” presentation to potential investors (it being agreed that, notwithstanding anything herein to the contrary, the Company, on the one hand, and the Underwriters, on the other hand, shall each bear half of the costs associated with any private aircraft chartered in connection with such presentation); and (x) all expenses and application fees related to the listing of the Shares on the Exchange. It is agreed that, except as specifically provided in this Section 13, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on the resale of any Shares by the Underwriters, and any advertising expenses in connection with the offering contemplated by this Agreement.

(b) If (i) this Agreement is terminated pursuant to Section 11, (ii) the sale of the Underwritten Shares to the Underwriters is not consummated by reason of any refusal, inability or failure on the part of the Company or any of the Selling Stockholders to perform any agreement herein or to comply with any provision hereof, or (iii) the Underwriters decline to purchase the Shares because any of the conditions of the Underwriters’ obligations set forth in Section 8 have not been met, the Company agrees to reimburse the Underwriters for all documented out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters in connection with this Agreement and the offering contemplated hereby. If the sale of Underwritten Shares to the Underwriters is not consummated and this Agreement is terminated solely by reason of any refusal, inability or failure on the part of one or more Selling Stockholders to perform any agreement herein or to comply with any provision hereof, such Selling Stockholder or Selling Stockholders, as the case may be, agree severally and not jointly to reimburse the Company for all out-of-pocket costs and expenses (including the fees and expenses of their counsel) reasonably incurred by the Underwriters and reimbursed by the Company pursuant to this Section 13(b) in connection with this Agreement and the offering contemplated hereby in such proportion as the number of Underwritten Shares to be sold hereunder by each such breaching Selling Stockholder bears to the total number of Underwritten Shares to be sold hereunder by all such breaching Selling Stockholders.

14. Persons Entitled to Benefit of Agreement. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and any controlling persons referred to in Section 9 hereof. Nothing in this Agreement is intended or shall be construed to give any other person any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision contained herein. No purchaser of Shares from any Underwriter shall be deemed to be a successor merely by reason of such purchase.

15. Survival. The respective indemnities, rights of contribution, representations, warranties and agreements of the Company, the Selling Stockholders and the Underwriters contained in this Agreement or made by or on behalf of the Company, the Selling Stockholders or the Underwriters pursuant to this Agreement or any certificate delivered pursuant hereto shall survive the delivery of and payment for the Shares and shall remain in full force and effect, regardless of any termination of this Agreement or any investigation made by or on behalf of the Company, the Selling Stockholders or the Underwriters.

16. Certain Defined Terms. For purposes of this Agreement, (a) except where otherwise expressly provided, the term “affiliate” has the meaning set forth in Rule 405 under the Securities Act; (b) the term “business day” means any day other than a day on which banks are permitted or required to be closed in New York City; (c) the term “subsidiary” has the meaning set forth in Rule 405 under the Securities Act; and (d) the term “significant subsidiary” has the meaning set forth in Rule 1-02 of Regulation S-X under the Exchange Act. The subsidiaries listed in Schedule 3 to this Agreement are the only significant subsidiaries of the Company.

17. Miscellaneous.

(a) Authority of J.P. Morgan Securities LLC and Goldman, Sachs & Co. Any action by the Underwriters hereunder may be taken by J.P. Morgan Securities LLC and Goldman, Sachs & Co. on behalf of the Underwriters, and any such action taken by J.P. Morgan Securities LLC and Goldman, Sachs & Co. shall be binding upon the Underwriters.

(b) Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted and confirmed by any standard form of telecommunication. Notices to the Underwriters shall be given to the Representatives c/o J.P. Morgan Securities LLC, 383 Madison Avenue, New York, New York 10179 (fax: (212) 622-8358); Attention: Equity Syndicate Desk and Goldman, Sachs & Co., 200 West Street, New York, New York 10282 (fax: [(        )        - ]); Attention: Registration Department. Notices to the Company shall be given to it at FleetCor Technologies, Inc., 655 Engineering Drive, Suite 300, Norcross, Georgia 30092 (fax: (770) 449-3471); Attention: Chief Financial Officer. Notices to the Selling Stockholders shall be given to the Attorneys in Fact at FleetCor

Technologies, Inc., 655 Engineering Drive, Suite 300, Norcross, Georgia 30092 (fax: (770) 449-3471); Attention: Chief Financial Officer, with a copy (which shall not constitute notice) to Weil, Gotshal & Manges LLP, 100 Federal Street, 34th Floor, Boston, Massachusetts 02110 (fax: (617) 772 8333); Attention: Steven M. Peck.

(c) PATRIOT Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

(d) Governing Law. This Agreement and any claim, controversy or dispute arising under or related to this Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed in such state. The Company, the Selling stockholders and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

(e) Counterparts. This Agreement may be signed in counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall be an original and all of which together shall constitute one and the same instrument.

(f) Amendments or Waivers. No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

(g) Headings. The headings herein are included for convenience of reference only and are not intended to be part of, or to affect the meaning or interpretation of, this Agreement.

If the foregoing is in accordance with your understanding, please indicate your acceptance of this Agreement by signing in the space provided below.

Very truly yours,

FLEETCOR TECHNOLOGIES, INC.

By:
Name:
Title:

SUMMIT VENTURES VI-A, L.P.

By:	Summit Partners VI (GP), L.P., its general partner

By:	Summit Partners VI (GP), LLC, its general partner

By:
Name:
Title:

SUMMIT VENTURES VI-B, L.P.

By:	Summit Partners VI (GP), L.P., its general partner

By:	Summit Partners VI (GP), LLC, its general partner

By:
Name:
Title:

SUMMIT VI ADVISORS FUND, L.P.

By:	Summit Partners VI (GP), L.P., its general partner

By:	Summit Partners VI (GP), LLC, its general partner

By:
Name:
Title:

SUMMIT VI ENTREPRENEURS FUND, L.P.

By:	Summit Partners VI (GP), L.P., its general partner

By:	Summit Partners VI (GP), LLC, its general partner

By:
Name:
Title:

SUMMIT PARTNERS PRIVATE EQUITY FUND VII-A, L.P.

By:	Summit Partners PE VII, L.P., its general partner

By:	Summit Partners PE VII, LLC, its general partner

By:
Name:
Title:

SUMMIT PARTNERS PRIVATE EQUITY FUND VII-B, L.P.

By:	Summit Partners PE VII, L.P., its general partner

By:	Summit Partners PE VII, LLC, its general partner

By:
Name:
Title:

SUMMIT SUBORDINATED DEBT FUND II, L.P.

By:	Summit Partners SD II, LLC, its general partner

By:	Stamps, Woodsum & Co. IV, its managing member

By:
Name:
Title:

SUMMIT INVESTORS VI, L.P.

By:	Summit Partners VI (GP), L.P., its general partner

By:	Summit Partners VI (GP), LLC, its general partner

By:
Name:
Title:

SUMMIT INVESTORS I, LLC

By:	Summit Investors Management, LLC, its manager

By:	Summit Partners, L.P., its manager

By:	Summit Master Company, LLC, its general partner

By:
Name:
Title:

SUMMIT INVESTORS I (UK), L.P.

By:	Summit Investors Management, LLC, its general partner

By:	Summit Partners, L.P., its manager

By:	Summit Master Company, LLC, its general partner

By:
Name:
Title:

BAIN CAPITAL FUND VIII, LLC

By:	Bain Capital Fund VIII, L.P., its member

By:	Bain Capital Partners VIII, L.P., its general partner

By:	Bain Capital Investors, LLC, its general partner

By:
Name:
Title:

BCIP ASSOCIATES III, LLC

By:	BCIP Associates III, its manager

By:	Bain Capital Investors, LLC, its managing partner

By:
Name:
Title:

BCIP T ASSOCIATES III, LLC

By:	BCIP Trust Associates III, its member

By:	Bain Capital Investors, LLC, its managing partner

By:
Name:
Title:

BCIP ASSOCIATES III-B, LLC

By:	BCIP Associates III-B, its manager

By:	Bain Capital Investors, LLC, its managing partner

By:
Name:
Title:

BCIP T ASSOCIATES III-B, LLC

By:	BCIP Trust Associates III-B, its member

By:	Bain Capital Investors, LLC, its managing partner

By:
Name:
Title:

BCIP ASSOCIATES-G

By:	Bain Capital Investors, LLC, its managing partner

By:
Name:
Title:

RGIP, LLC

By:
Name:
Title:

[SELLING STOCKHOLDERS]

By:
Name:
Title:

By:
Name:
Title:

As Attorneys-in-Fact acting on behalf of each of the Selling Stockholders named in Schedule 2 to this Agreement.

Accepted: [ ], 2010

J.P. MORGAN SECURITIES LLC

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

By:
Name:
Title:

GOLDMAN, SACHS & CO.

For itself and on behalf of the several Underwriters listed in Schedule 1 hereto.

Goldman, Sachs & Co.

By:
(Goldman, Sachs & Co.)

Schedule 1

Underwriter	Number of Shares

J.P. Morgan Securities LLC

Goldman, Sachs & Co.

Barclays Capital Inc.

Morgan Stanley & Co. Incorporated

PNC Capital Markets LLC

Raymond James & Associates, Inc

Wells Fargo Securities, LLC

Total

Sch. 1-1

Schedule 2

Selling Stockholders:	Number of Underwritten Shares:	Number of Option Shares:

Sch. 2-1

Schedule 3

Significant Subsidiaries	Jurisdiction of Incorporation

FleetCor Technologies Operating Company, LLC	Georgia, United States

FleetCor Funding, LLC	Georgia, United States

Mannatec, Inc.	Georgia, United States

CFN Holding Co.	Delaware, United States

Corporate Lodging Consultants, Inc.	Kansas, United States

Crew Transportation Specialists, Inc.	Kansas, United States

FleetCor Technologieën B.V.	The Netherlands

CH Jones Limited	England and Wales

The Fuelcard Company UK Limited	England and Wales

CCS Ceska spolecnost pro platebni karty sro	Czech Republic

Limited Liability Company “Petrol Plus Region”	Russia

Sch. 3-1

Schedule 4

Selling Stockholders:	Attorneys-in-Fact:

Ronald F. Clarke
Bruce R. Evans
Andrew B. Balson

Sch. 4-1

Annex A-1

Form of Opinion of King & Spalding LLP for the Company

(1) The Registration Statement was declared effective under the Securities Act as of the date and time specified in such opinion; each of the Preliminary Prospectus and the Prospectus was filed with the Commission pursuant to the subparagraph of Rule 424(b) under the Securities Act specified in such opinion on the date specified therein; and to the knowledge of such counsel, no order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose or pursuant to Section 8A of the Securities Act against the Company or in connection with the offering is pending or threatened by the Commission.

(2) The Registration Statement and the Prospectus (other than the financial statements and related schedules and other financial information contained therein, as to which such counsel need express no opinion) comply as to form in all material respects with the requirements of the Securities Act.

(3) The Company and each of its subsidiaries specified on Schedule I are validly existing and in good standing under the laws of their respective jurisdictions of organization, are in good standing in each jurisdiction specified on Schedule I, and have all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged, except where the failure to be so qualified or have such power or authority would not, individually or in the aggregate, have a Material Adverse Effect.

(4) The Company has an authorized capitalization as set forth in the Registration Statement, the Pricing Disclosure Package and the Prospectus under the heading “Capitalization”; all the outstanding shares of capital stock of the Company (including the outstanding Shares to be sold by the Selling Stockholders) have been duly and validly authorized and issued and are fully paid and non-assessable; the capital stock of the Company conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus; and all the outstanding shares of capital stock or other equity interests of each subsidiary specified on Schedule I are owned, directly or indirectly, by the Company, have been duly and validly authorized and issued, and are fully paid and non-assessable.

(5) The Company has corporate, power and authority to execute and deliver the Underwriting Agreement and to perform its obligations thereunder.

(6) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

(7) The Shares to be issued and sold by the Company pursuant to the Underwriting Agreement have been duly authorized, and when issued, delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, will be validly issued, fully paid and non-assessable. The issuance of the Shares is not subject to any preemptive or similar rights arising under the DGCL or in the Company’s Certificate of Incorporation.

Annex A-1-1

(8) The unissued Shares issuable upon the conversion of the Convertible Preferred Stock have been duly authorized by the Company and validly reserved for issuance, and at the time of delivery to the Underwriters with respect to such Shares, such Shares will be validly issued, fully paid and non-assessable.

(9) The unissued Shares issuable upon the exercise of the Options have been duly authorized by the Company and validly reserved for issuance, and when delivered to and paid for by the Underwriters in accordance with the terms of the Underwriting Agreement, such Shares will be validly issued, fully paid and non-assessable.

(10) The execution, delivery and performance by the Company of the Underwriting Agreement, the issuance and sale of the Shares being delivered on the Closing Date by the Company, the issuance by the Company of the Shares to be issued upon the exercise of the Options and conversion of the Convertible Preferred Stock and the consummation of the transactions contemplated by the Underwriting Agreement will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject and that is filed as an exhibit to the Registration Statement, (ii) result in any violation of the provisions of the charter or by-laws or similar organizational documents of the Company or any of its subsidiaries specified on Schedule I or (iii) result in the violation of any federal, New York or Georgia law or statutes, the Delaware General Corporation Law, the Delaware Limited Liability Company Act or, to our knowledge, any judgment, order or regulation of any federal, New York or Georgia court or arbitrator or governmental or regulatory authority binding on the Company or its subsidiaries except, in the case of clauses (i) and (iii) above, for such conflict, breach, violation or default that would not, individually or in the aggregate, have a Material Adverse Effect. Such counsel shall note that the documents identified on Schedule II are governed by laws other than the laws of the State of New York. In rendering the opinions expressed in this paragraph 10 insofar as they require interpretation of the documents described on Schedule II, with the Underwriters’ consent, (a) such counsel may assume that all courts of competent jurisdiction would enforce such agreements in accordance with their plain meaning, (b) to the extent that any questions of legal construction arise in connection with such counsel’s review, such counsel may apply the internal laws of the State of New York in resolving such questions, although the documents described on Schedule II may be governed by and construed by applying laws which differ from the laws of the State of New York, and (c) such counsel may express no opinion with respect to any effect on its opinions that may result from any construction of the documents described on Schedule II other than in accordance with their plain meaning and the internal laws of the State of New York.

(11) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution,

Annex A-1-2

delivery and performance by the Company of the Underwriting Agreement, the issuance and sale of the Shares being delivered on the Closing Date by the Company, the issuance by the Company of the Shares to be issued upon the exercise of the Options and conversion of the Convertible Preferred Stock and the consummation of the transactions contemplated by the Underwriting Agreement, except for the registration of the Shares under the Securities Act and such consents, approvals, authorizations, orders and registrations or qualifications as may be required under applicable state securities laws in connection with the purchase and distribution of the Shares by the Underwriters.

(12) The statements in the Preliminary Prospectus and Prospectus under the headings “Material U.S. federal income tax consequences for non-U.S. holders” and “Description of capital stock” to the extent that they constitute summaries of the terms of stock, matters of law or regulation or legal conclusions, contain accurate summaries of the matters described therein in all material respects; and, to the knowledge of such counsel, there are no current or pending legal, governmental or regulatory actions, suits or proceedings that are required under the Securities Act to be described in the Registration Statement or the Prospectus and that are not so described in the Registration Statement, the Pricing Disclosure Package and the Prospectus.

(13) The Company is not, and after giving effect to the application of the proceeds received by the Company from the offering and sale of the Shares as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, the Company will not be, required to register as an “investment company” or an entity “controlled” by an “investment company” within the meaning of the Investment Company Act.

Such counsel shall also state that they have participated in conferences with representatives of the Company and with representatives of its independent accountants and counsel at which conferences the contents of the Registration Statement, the Pricing Disclosure Package and the Prospectus and any amendment and supplement thereto and related matters were discussed and, although such counsel assume no responsibility for the accuracy, completeness or fairness of the Registration Statement, the Pricing Disclosure Package, the Prospectus and any amendment or supplement thereto (except as expressly provided in paragraph 12 above), nothing has come to the attention of such counsel to cause such counsel to believe that the Registration Statement, at the time of its effective date (including the information, if any, deemed pursuant to Rule 430A, 430B or 430C to be part of the Registration Statement at the time of effectiveness), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, that the Pricing Disclosure Package as of the Applicable Time (which such counsel may assume to be the date of the Underwriting Agreement) contained any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that the Prospectus or any amendment or supplement thereto as of its date and the Closing Date contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading or that any contracts or other documents of a character required to be filed as an exhibit to the Registration Statement or required to be described in the Registration Statement or Prospectus are not filed or described as required (other than the financial statements and other financial information contained therein, as to which such counsel need express no belief). Such counsel shall note,

Annex A-1-3

that with regard to certain regulatory matters the Underwriters will separately receive an opinion, dated as of the Closing Date or the Additional Closing Date, from Manatt, Phelps & Phillips, LLP, as regulatory counsel to the Company (the “Manatt Legal Opinion”). Insofar as such counsel’s opinions set forth in this paragraph relate to the regulatory matters described in the Manatt Legal Opinion, such counsel may rely, with the Underwriters’ consent and the consent of Manatt Phelps & Phillips, LLP, upon the Manatt Legal Opinion, and such counsel may note that the Manatt Legal Opinion is subject to the qualifications, assumptions and limitations as are set forth therein.

In rendering such opinion, such counsel may rely as to matters of fact on certificates of responsible officers of the Company and public officials that are furnished to the Underwriters.

The opinion of King & Spalding LLP described above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

Annex A-1-4

Schedule I to

Annex A-1

Entity	Jurisdiction of Organization	Foreign Qualifications

FleetCor Technologies, Inc.	Delaware

FleetCor Technologies Operating Company, LLC	Georgia

FleetCor Funding, LLC	Georgia

Mannatec, Inc.	Georgia

CFN Holding Co.	Delaware

CLC Group, Inc.	Delaware

Annex A-1-5

Schedule II to

Annex A-1

[Specified agreements to be listed]

Annex A-1-6

Annex A-2

Form of Opinion of Special Counsel for the Company’s Subsidiaries

(1) Each of [insert applicable subsidiaries], specified on Schedule I, is validly existing and in good standing under the laws of [the applicable jurisdiction of organization], is in good standing in each jurisdiction specified on Schedule I, and has all power and authority necessary to own or hold their respective properties and to conduct the businesses in which they are engaged.

(2) All the outstanding shares of capital stock or other equity interests of each of [insert applicable subsidiaries] are owned directly by the entity or entities specified on Schedule I, have been duly and validly authorized and issued, and are fully paid and non-assessable.

Annex A-2-1

Schedule I to

Annex A-2

Entity	Jurisdiction of Organization	Parent(s)

Corporate Lodging Consultants, Inc.	Kansas, United States	CLC Group, Inc.

Crew Transportation Specialists, Inc.	Kansas, United States	CLC Group, Inc.

FleetCor Technologies Operating Company, LLC - CFN Holding Co. S.e.n.c	Luxembourg	FleetCor Technologies Operating Company, LLC CFN Holding Co.

FleetCor Luxembourg Holding1 S.à r.l.	Luxembourg	FleetCor Technologies Operating Company, LLC - CFN Holding Co. S.e.n.c

FleetCor Luxembourg Holding2 S.à r.l.	Luxembourg	FleetCor Luxembourg Holding1 S.à r.l. CFN Holding Co.

FleetCor Luxembourg Holding3 S.à r.l.	Luxembourg	FleetCor Luxembourg Holding1 S.à r.l. FleetCor Luxembourg Holding2 S.à r.l.

FleetCor Technologieën B.V.	The Netherlands	FleetCor Luxembourg Holding2 S.à r.l.

FleetCor UK Acquisition Limited	England and Wales	FleetCor Luxembourg Holding2 S.à r.l.

FleetCor Europe Limited	England and Wales	FleetCor UK Acquisition Limited

CH Jones Limited	England and Wales	FleetCor Europe Limited

Fambo UK Limited	England and Wales	FleetCor UK Acquisition Limited

The Fuelcard Company UK Limited	England and Wales	Fambo UK Limited FleetCor UK Acquisition Limited

CCS Ceska spolecnost pro platebni karty sro	Czech Republic	FleetCor Luxembourg Holding3 S.à r.l.

Limited Liability Company “FleetCor RUS”	Russia	FleetCor Luxembourg Holding2 S.à r.l. FleetCor Luxembourg Holding1 S.à r.l.

Limited Liability Company “Petrol Plus Region”	Russia	Limited Liability Company “FleetCor RUS”

Annex A-2-2

Annex A-3

Form of Opinion of Counsel For The Selling Stockholders

(1) The execution, delivery and performance of the Underwriting Agreement by each of the Selling Stockholders that is an entity have been duly authorized by all necessary [corporate] [partnership] [limited liability company] action on the part of such Selling Stockholder. The Underwriting Agreement has been duly and validly executed and delivered by or on behalf of each Selling Stockholder that is an entity.

(2) The execution, delivery and performance of a Power of Attorney and a Custody Agreement by each of the Selling Stockholders that is an entity have been duly authorized by all necessary [corporate] [partnership] [limited liability company] action on the part of such Selling Stockholder. A Power of Attorney and a Custody Agreement have been duly and validly executed and delivered by each Selling Stockholder that is an entity and (assuming the due authorization, execution and delivery thereof by the other parties thereto) constitute the legal, valid and binding obligation of each Selling Stockholder, enforceable against it in accordance with their terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting creditors’ rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity) and except that rights to indemnification and contribution thereunder may be limited by federal or state securities laws or public policy relating thereto.

(3) Assuming that the Underwriters acquire the Shares being sold to them pursuant to the Agreement without notice of an adverse claim thereto, upon (a)(i) indication by the Depositary Trust Company (“DTC”) by book entry that the Shares have been credited to the Underwriters’ securities account at DTC or (ii) DTC’s acquisition of the Shares for the Underwriters and acceptance of the Shares for the Underwriters’ securities account and (b) payment therefor in accordance with the terms of the Agreement, no action based on an adverse claim may be validly asserted against any Underwriters with respect to its interest in the Shares. For purposes of this Paragraph (3), the terms “adverse claim”, “notice of an adverse claim” and “securities account” have the respective meanings ascribed thereto in Sections 8-102(a)(1), 8-105 and 8-501 of the Uniform Commercial Code in effect in the State of New York (the “UCC”).

(4) The execution and delivery by the Selling Stockholders of the Agreement and the performance by the Selling Stockholders of their obligations thereunder will not conflict with, constitute a default under or violate (i) any of the terms, conditions or provisions of the Certificate of Incorporation, by-laws, partnership agreements or similar organizational documents of any Selling Stockholder, (ii) the laws of the jurisdiction of formation of such Selling Stockholder or the State of New York or federal law or regulation (other than federal and state securities or blue sky laws, as to which we express no opinion in this paragraph), or (iii) any judgment, writ, injunction, decree, order or ruling of any court or governmental authority binding on the such Selling Stockholder of which we are aware.

Annex B-1

The opinion of counsel described above shall be rendered to the Underwriters at the request of the Selling Stockholders and shall so state therein.

Annex C-2

Annex B

a.	Pricing Disclosure Package

[list each Issuer Free Writing Prospectus to be included in the Pricing Disclosure Package]

b.	Pricing Information Provided Orally by Underwriters

Number of Primary Shares

—Underwritten: [            ]

Number of Secondary Shares

—Underwritten: [            ]

—Over-allotment: [            ]

Price to Public: $[            ] per share

Annex B-1

Annex C

Parties Subject to Lock-up Agreements

CURRENT EMPLOYEES

Vaclav Rehor

Alexey Gavrilenya

Alisher Ashurov

Andrew Blayze

James Hyde

Mike Earnshaw

Paul Draycott

Paul Holland

Peter Bridgen

Peter McCarthy

Viven Cook

Jon Bennett

Alice Hafkey

Annwood Reedy

Ashley Thekkekara

Benton Routh

Bernard Davis

Beth Cobb

Bill Monsour

Charlene Gaspard Winston

Charles Freund

Charr Travitz

Cindy Owen

Crystal Williams

Dana Childers

Dani Roland

Dave McFarland

Dominic Bombace

Don Trosclair

Dwight Paramoure

Elliott Watts

Eric Dey

Eric Lind

Erik Hymel

Fred MacDowell

James Prantl

Janis Beltramo

Jason Cole

Jason Hemphill

Jeffrey Bickler

Jim Bayliff

Annex C-1

Jim Karabatsas

Jim Kerlin

John Coughlin

John Ryan

Julio Farach

Karen Callaghan

Ken Greenway

Ken Moore

Kenneth Kliment

Kyle Rogg

Mark Roberts

Marlon Madden

Martin Clow

Melissa Roberts Mayaudon

Michael Bernard

Michael Felix

Michael Hearn

Mike Fletcher

Mitch Spruill

Morris Kagan

Pam Baggett

Pamela Bartz

Paul Citarella

Philip Staehlin

Ramzi Khuri

Robert Brandes

Robert Slauterbeck

Robin Gregg

Ronald Clarke

Ronald Leidenfrost

Ronald Rogers

Scott Ruoff

Sean Bowen

Steve Greene

Steve Janzen

Steven Pisciotta

Steven Smith

Steven Steinberg

Tim Downs

Timothy Marlow

Todd House

Tommie Ross

Van Huff

Vincent LoCicero

Virginia Atkins

Waddaah Keirbeck

Annex C-2

Wes Williams

William Rowe

William Schmit

FORMER EMPLOYEES

Andrew Buletko

Bob Phillips

Celia Skinner

Cheryl Woodall

Daniel Moos

David Mauldin

Drago Dzerve

Edward Hong

Frank Mann

Holly Fengler

Ian Holt

Jeff Bauer

Jeff Tomey

John Hunter

John Scargle

Jon Mittleman

Julia Thompson

Kara Wray Overcash

Mark Lavin

Matt Finn

Max Bisschop

Michelle Baker

Mike Noles

Patricia L. Phillips

Patrick Sharkey

Rich McCloskey

Scott Jernigan

Shad Gates

Steven Harned

Stuart Cannes

Susan Miller

Ted Baskin

Thomas Griffith

Wade Myers

DIRECTORS

Andrew Balson

Bruce Evans

John Carroll

Mark Johnson

Glenn Marschel

Annex C-3

Richard Macchia

Steven Stull

INSTITUTIONAL/ OTHER HOLDERS

Chris Welsh

Peter Vallis

Addario Family Limited Partnership

Texas Fleet Fuel, Ltd.

Barney Holland Oil Company

Guttman Oil Company

Chestnut Hill Fuel, LLC

Richard A. Smith and Nancy Lurie Marks, as trustees of the trust under the will of Philip Smith fbo Richard A. Smith c/o Chestnut Hill Ventures, LLC

Wm. B. Reily & Company, Inc.

Hans G. Jepson et al., tr. u/a 9/1/71 by Jack R. Aron f/b/o Robert Aron et al. (Trust # 11)

Hans G. Jepson et al., tr. u/a 9/1/71 by Jack R. Aron f/b/o Peter A. Aron et al. (Trust # 12)

Sean P. Aron Trust # 60 u/a 9/1/71, Peter A. Aron, Hans G. Jepson, Ronald J. Stein, Trustees

Hans G. Jepson et al., tr. u/a 12/22/93 by Jacqueline Aron f/b/o Sean P. Aron (Trust # 47)

Atwell & Co. W.B. Reily III et al., tr u/a October 26, 1971 by E.P. Reily & W. B. Reily Jr. f/b/o W.B. Reily, III

Stephen R. Reily, tr. u/a 12/14/99 by Emily S. Bingham f/b/o Stephen R. Reily et al.

Jane Bories as Usufructuary, Robert A. Bories, Lynn B. Smith and Peggy B. Schleiff, Naked Owners

Robert A. Bories

Catherine U. Burka

Cudd & Co. W.B. Reily III et al., tr u/a December 17, 1964 by W. B. Reily Jr. f/b/o E.P. Reily et al.

John F. Dicks, Jr.

Amy E. Flowerree

Ann D. Flowerree

David R. Flowerree

Soames S. Flowerree

Thomas B. Lemann, tr. u/w 1/27/87 by S. Walter Stern Jr. f/b/o Will Garneau et al

Andrew P. Gay Jr.

John F. Gay

Nancy D. Gay

Emory L. Graves Sr.

Nancy S. Inabnett

Albert E. Lafaye, Jr.

Edward E. Lafaye, II

Elaine S. Reily

Robert E. Reily

Peggy W. Reily

Christine A. Reily

Hugh B. Reily

John W. Reily

Annex C-4

Mary F. Reily

Stephen R. Reily

Stephen R. Reily, Custodian for Cason J.B. Reily under the Kentucky Transfers to Minors Act

Stephen R. Reily, Custodian for Henrietta B. Reily under the Kentucky Transfers to Minors Act

Robert D. Reily

Timothy S. Reily and Karen B. Reily as Usufructuaries, Kathryn L. Reily, Karen K. Reily and Kelly B. Reily, Naked Owners

Kathryn R. Roubion

Karen K. Reily

Kelly B. Reily

Wendy G. Reily

William B. Reily, III

William B. Reily, IV

William B. Reily, V

Barbara G. Rice

Peggy B. Schleiff

Nancy G. See

Lynn B. Smith

E. Frank Snellings

Fiduciary Trust International Co. tr.u/a 12/14/98 by Carole Anne Stern f/b/o Carole Anne Stern et al

Kenneth B. Thompson III

Kenneth B. Thompson, III and Ann Thompson

Linda A. Usdin

Steven W. Usdin

Thomas M. Usdin

Emily S. Bingham et al., tr. u/a 6/19/2002 by Mary F. Reily f/b/o Cason J. B. Reily

Emily S. Bingham et al., tr. u/a 6/19/2002 by Mary F. Reily f/b/o Henrietta B. Reily

Emily S. Bingham et al., tr. u/a 4/1/2004 by Mary F. Reily f/b/o James B. B. Reily

Jonathan D. Reily

Patrick M. Reily

John H. Flowerree

Karen R. Gay

Lynelle S. Gay

Winston E. Rice

Gavin S. Reily

Michael P. Reily

Robert A. Bories, Jr.

Bridget B. Bories as custodian for Carolyn B. Bories under the Louisiana Uniform Transfers to Minors Act

Bridget B. Bories as custodian for Evelyn B. Bories under the Louisiana Uniform Transfers to Minors Act

Clay M. Smith

Andrew V. Smith

Kathryn V. Smith

Harry B. Schleiff

Annex C-5

Bridget B. Bories as custodian for Sidney V. Schleiff under the Louisiana Uniform Transfers to Minors Act

Reily Brothers Irrevocable Trust

Torrey E. Reily

Kevin B. Reily

Sean D. Reily

James H. Reily

Summit VI Advisors Fund, L.P. c/o Summit Partners

Summit VI Entrepreneurs Fund, L.P. c/o Summit Partners

Summit Ventures VI-A, L.P. c/o Summit Partners

Summit Ventures VI-B, L.P. c/o Summit Partners

Summit Investors VI, L.P. c/o Summit Partners

Summit Subordinated Debt Fund II, L.P. c/o Summit Partners

Summit Partners Private Equity Fund VII-A, L.P. c/o Summit Partners

Summit Partners Private Equity Fund VII-B, L.P. c/o Summit Partners

Summit Investors I, LLC c/o Summit Partners

Summit Investors I (UK), L.P. c/o Summit Partners

Advantage Capital Partners V Limited Partnership

Advantage Capital Partners VI Limited Partnership

Advantage Capital Partners VIII Limited Partnership

Advantage Capital Partners X Limited Partnership

Advantage Capital Management Fund, LLC

Advantage Capital Financial Company, LLC

Bain Capital Fund VIII, LLC c/o Bain Capital, LLC

BCIP Associates III, LLC c/o Bain Capital, LLC

BCIP T Associates III, LLC c/o Bain Capital, LLC

BCIP Associates III-B, LLC c/o Bain Capital, LLC

BCIP T Associates III-B, LLC c/o Bain Capital, LLC

BCIP Associates - G c/o Bain Capital, LLC

RGIP, LLC c/o Ropes & Gray, LLP

Advent Partners III Limited Partnership c/o Advent International Corporation

Advent Central & Eastern Europe III Limited Partnership c/o Advent International Corporation

Advent Central & Eastern Europe III-A Limited Partnership c/o Advent International Corporation

Advent Central & Eastern Europe III-B Limited Partnership c/o Advent International Corporation

Advent Central & Eastern Europe III-C Limited Partnership c/o Advent International Corporation

Advent Central & Eastern Europe III-D Limited Partnership c/o Advent International Corporation

Advent Central & Eastern Europe III-E Limited Partnership c/o Advent International Corporation

Advent Partners ACEE III Limited Partnership c/o Advent International Corporation

Nautic Partners V, LP

Kennedy Plaza Partners III, LLC

Performance Direct Investments II, L.P. Management, LLC

Annex C-6

JP Morgan Chase Bank, N.A., as trustee for First Plaza Group Trust, solely for the benefit of pool PMI-127

JP Morgan Chase Bank, N.A., as trustee for First Plaza Group Trust, solely for the benefit of pool PMI-128

JP Morgan Chase Bank, N.A., as trustee for First Plaza Group Trust, solely for the benefit of pool PMI-129

JP Morgan Chase Bank, N.A., as trustee for First Plaza Group Trust, solely for the benefit of pool PMI-130

HarbourVest Partners VIII-Buyout Fund L.P. c/o Harbour Vest Partners, LLC

HarbourVest Partners 2007 Direct Fund L.P. c/o Harbour Vest Partners, LLC

Annex C-7

Exhibit A

FORM OF LOCK-UP AGREEMENT

[                 ], 2010

J.P. Morgan Securities LLC

Goldman, Sachs & Co.

        As Representatives of the

                several Underwriters listed

                        in Schedule 1 to the Underwriting

                                 Agreement referred to below

c/o J.P. Morgan Securities LLC

383 Madison Avenue

New York, NY 10179

and

c/o Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Re:	FleetCor Technologies, Inc.—Public Offering

Ladies and Gentlemen:

The undersigned understands that you, as Representatives of the several Underwriters, propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) with FleetCor Technologies, Inc., a Delaware corporation (the “Company”) and the Selling Stockholders listed on Schedule 2 to the Underwriting Agreement, providing for the public offering (the “Public Offering”), by the several Underwriters named in Schedule 1 to the Underwriting Agreement (the “Underwriters”), of common stock of the Company (the “Securities”). Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Underwriting Agreement.

In consideration of the Underwriters’ agreement to purchase and make the Public Offering of the Securities, and for other good and valuable consideration receipt of which is hereby acknowledged, the undersigned hereby agrees that, without the prior written consent of J.P. Morgan Securities LLC and Goldman, Sachs & Co. on behalf of the Underwriters, the undersigned will not, during the period commencing on the date of this Letter Agreement and ending 180 days after the date of the prospectus (the “Prospectus”) relating to the Public Offering (including any extension thereof in accordance with the terms hereof, the “Lock-Up Period”) (1) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of common stock, $0.001 per share par value, of the Company (the “Common Stock”) or any securities convertible into or exercisable or exchangeable for Common Stock (including without limitation, Common Stock or such other securities which may

Exhibit A-1

be deemed to be beneficially owned by the undersigned in accordance with the rules and regulations of the Securities and Exchange Commission and securities which may be issued upon exercise of a stock option or warrant), or publicly disclose the intention to make any offer, sale, pledge or disposition, (2) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Common Stock or such other securities, whether any such transaction described in clause (1) or (2) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise or (3) make any demand for or exercise any right with respect to the registration of any shares of Common Stock or any security convertible into or exercisable or exchangeable for Common Stock.

The foregoing paragraph shall not apply to (A) the Securities to be sold by the undersigned pursuant to the Underwriting Agreement, (B) transfers of shares of Common Stock or any security, directly or indirectly, convertible into Common Stock as a bona fide gift or gifts, (C) distributions of shares of Common Stock or any security, directly or indirectly, convertible into Common Stock to limited or general partners, members, stockholders or affiliates (as defined under Rule 12b-2 of the Exchange Act) of the undersigned, (D) transfers to immediate family members, trusts for the benefit of the undersigned or immediate family members of the undersigned, or limited partnerships the partners of which are the undersigned and/or immediate family members of the undersigned, in each case, for estate planning purposes, (E) transfers of shares of Common Stock by will or intestacy and (F) transfers of shares of Common Stock or any security, directly or indirectly, convertible into Common Stock to the undersigned’s affiliates or to any investment fund or other entity controlled or managed by the undersigned; provided that in the case of any transfer or distribution pursuant to clauses (B) (except in the case of a transfer by the undersigned on the date of the Underwriting Agreement to the charitable organizations listed on Schedule 2 to the Underwriting Agreement, so long as any such shares of Common Stock or any shares of Common Stock resulting from the conversion, exercise or exchange of any other such securities convertible into or exercisable or exchangeable for Common Stock are sold by such charitable organizations as part of the Public Offering pursuant to the Underwriting Agreement (such transfer, a “Permitted Donation”)), (C) (except in the case of a distribution to facilitate a Permitted Donation), (D), (E) or (F) (except in the case of a transfer to facilitate a Permitted Donation), each donee, distributee or transferee shall execute and deliver to the Representatives a lock-up letter in the form of this Letter Agreement; and provided, further that in the case of any transfer or distribution pursuant to clause (B), (C), (D) and (F), no filing by any party (donor, donee, transferor or transferee) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or other public announcement (except for any public announcement of a Permitted Donation made in the Prospectus) shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period). For purposes of this Letter Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than a first cousin.

Notwithstanding the foregoing, the undersigned may (1) transfer shares of Common Stock of the Company purchased by the undersigned on the open market following the Public Offering if and only if (i) no filing by any party (donor, donee, transferor or transferee) under the Exchange Act or other public announcement shall be required or shall be made voluntarily in connection with such transfer or distribution (other than a filing on a Form 5 made after the expiration of the Lock-Up Period), (2) conduct a “net” or “cashless” exercise of options to acquire

Exhibit A-2

shares of Common Stock in accordance with their terms, provided that any Common Stock received upon such exercise shall be subject to the restrictions contained in this Letter Agreement, (3) forfeit shares of restricted Common Stock that vest during the Lock-Up Period to the Company only to satisfy tax withholding requirements, and (4) enter into a sales plan in accordance with Rule 10b5-1 promulgated under the Exchange Act if permitted by the Company, provided that no sales may be made pursuant to such plan until the expiration of the Lock-Up Period.

Further notwithstanding, if (1) during the last 17 days of the 180-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 180 day restricted period, the Company announces that it will release earnings results during the 16 day period beginning on the last day of the 180 day period, the restrictions imposed by this Letter Agreement shall continue to apply until the expiration of the 18 day period beginning on the issuance of the earnings release or the occurrence of the material news or material event.

In furtherance of the foregoing, the Company, and any duly appointed transfer agent for the registration or transfer of the securities described herein, are hereby authorized to decline to make any transfer of securities if such transfer would constitute a violation or breach of this Letter Agreement.

The undersigned hereby represents and warrants that the undersigned has full power and authority to enter into this Letter Agreement. All authority herein conferred or agreed to be conferred and any obligations of the undersigned shall be binding upon the successors, assigns, heirs or personal representatives of the undersigned.

The undersigned understands that, if (1) the closing of the Public Offering shall not have occurred on or before December 31, 2010, (2) the Company files an application to withdraw the registration statement related to the Public Offering, (3) the Company deregisters all of the Securities, (4) the Underwriting Agreement does not become effective, (5) the Underwriting Agreement (other than the provisions thereof which survive termination) shall terminate or be terminated prior to payment for and delivery of the Common Stock to be sold thereunder, or (6) the Representatives, on behalf of the Underwriters, advise the Company, or the Company advises the Representatives, in writing, prior to the execution of the Underwriting Agreement, that they have determined not to proceed with the Public Offering, the undersigned shall be released from all obligations under this Letter Agreement. The undersigned understands that the Underwriters are entering into the Underwriting Agreement and proceeding with the Public Offering in reliance upon this Letter Agreement.

In the event that all or any percentage of the Common Stock held by any other person or entity referred to on Schedule I hereto that is subject to a lock up agreement related to the Public Offering is released from any restrictions set forth in such agreement the same percentage of Common Stock held by the undersigned shall be immediately and fully released from any remaining restrictions under this Letter Agreement concurrently therewith, and the Representatives shall notify the undersigned of such release concurrently with notification to such other released party.

Exhibit A-3

This Letter Agreement and any claim, controversy or dispute arising under or related to this Letter Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to the conflict of laws principles thereof.

Very truly yours,

[NAME OF STOCKHOLDER]

By:
Name:
Title:

Exhibit A-4

Schedule I to

Lock-up Agreement

1)	Summit Partners and related entities and affiliates;

2)	Bain Capital Fund VIII, LLC and related entities and affiliates;

3)	GCC Investments and related entities and affiliates;

4)	Wm. B. Reily & Company, Inc. and related entities and affiliates;

5)	Funds managed by Advent International Corporation and related entities and affiliates;

6)	Performance Equity Management and related entities and affiliates;

7)	HarbourVest Partners and related entities and affiliates;

8)	Nautic Partners and related entities and affiliates;

9)	Advantage Capital Partners and related entities and affiliates;

10)	The Company’s directors or employees listed under the heading “Management” in the Prospectus

Schedule I to Lock-up Agreement